EXECUTED VERSION

WHITE & CASE

Dated **26** June 2025

Syndicated Facilities Agreement

between

Harmony Gold Mining Company Limited
as Parent

Harmony Gold (Australia) Pty Limited
as Company

Citibank, N.A., London Branch

and

J.P. Morgan Securities Plc
as Global Co-Ordinators and Initial Mandated Lead Arrangers and Bookrunners

Macquarie Bank Limited
as Initial Mandated Lead Arranger

Absa Bank Limited (acting through its Corporate and Investment Banking division)

and

FirstRand Bank Limited (acting through its Rand Merchant Bank division)

and

Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as Mandated Lead Arrangers

J.P. Morgan SE
as Agent

and others

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EMEA 154791766

Table of Contents

1.	Definitions and Interpretation	4
2.	The Facilities	40
3.	Purpose	43
4.	Conditions of Utilisation	43
5.	Utilisation	45
6.	Repayment	47
7.	Voluntary Prepayment and Cancellation	47
8.	Mandatory Prepayment and Cancellation	48
9.	Restrictions	51
10.	Interest	53
11.	Interest Periods	54
12.	Changes to the Calculation of Interest	54
13.	Fees	56
14.	Tax Gross-Up and Indemnities	57
15.	Increased Costs	60
16.	Other Indemnities	61
17.	Mitigation by the Lenders	64
18.	Costs and Expenses	64
19.	Guarantee and Indemnity	65
20.	Representations	69
21.	Information Undertakings	76
22.	Financial Covenants	81
23.	General Undertakings	81
24.	Application of Sanctions Provisions to the Lenders	92
25.	Events of Default	93
26.	Changes to the Lenders	98
27.	Restriction on Debt Purchase Transactions	103
28.	Changes to the Obligors	104
29.	Role of the Agent, the Arranger and the MLA	106
30.	Conduct of Business by the Finance Parties	115

31. Sharing among the Finance Parties 115
32. Payment Mechanics 117
33. Set-Off 120
34. Notices 120
35. Calculations and Certificates 123

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EMEA 154791766

36. Partial Invalidity 123
37. Remedies and Waivers 123
38. Amendments and Waivers 123
39. Confidential Information 130
40. Confidentiality of Funding Rates 133
41. Bail-In 135
42. Acknowledgement regarding US QFC Rules 136
43. Counterparts 137
44. Governing Law 138
45. Enforcement 138

Schedule 1 The Original Parties 139
Part 1 The Original Obligors 139
Part 2 The Original Lenders 140

Schedule 2 Conditions Precedent 141
Part 1 Initial Conditions Precedent 141
Part 2 Conditions Precedent Required to be Delivered by an Additional Guarantor 144
Part 3 Target Group Material Companies 146

Schedule 3 Requests 147
Utilisation Request 147

Schedule 4 Form of Transfer Certificate 149
Schedule 5 Form of Assignment Agreement 151
Schedule 6 Form of Accession Deed 154
Schedule 7 Form of Resignation Letter 156
Schedule 8 Form of Compliance Certificate 157
Schedule 9 LMA Form of Confidentiality Undertaking 158
Schedule 10 Timetables 163
Schedule 11 Material Group Companies 164
Schedule 12 Form of Increase Confirmation 165
Schedule 13 Forms of Notifiable Debt Purchase Transaction Notice 167
Part 1 Form of Notice on Entering into Notifiable Debt Purchase Transaction 167
Part 2 Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction Ceasing to be with Sponsor Affiliate 168
Schedule 14 Disclosed Potential Environmental Claim 169
Schedule 15 Permitted Transferees 170
Schedule 16 Companies to be Wound Up/Reorganised 174
Schedule 17 Existing Security 175
Part 1 Existing Security 175
Part 2 Existing Security 176
Schedule 18 Inter-Company Loans 177
Part 1 ZAR Intercompany Loans 177
Part 2 Australian Dollar (AUD) Intercompany Loans 178
Part 3 Target Group Intercompany Loans 179

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EMEA 154791766

Schedule 19 Reference Rate Terms 180
Schedule 20 Daily Non-Cumulative Compounded RFR Rate 184
Schedule 21 Cumulative Compounded RFR Rate 186

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EMEA 154791766

4 EMEA 154791766 This Syndicated Facilities Agreement is dated 26 June 2025 and made: Between (1) Harmony Gold Mining Company Limited, a company registered in accordance with the laws of South Africa under registration number 1950/038232/06, as parent (the “Parent”); (2) Harmony Gold (Australia) Pty Limited, a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia with Australian company number 091 439 333 (the “Company”); (3) The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (together with the Parent, the “Original Guarantors”); (4) Citibank, N.A., London Branch and J.P. Morgan Securities Plc as global co-ordinators and mandated lead arrangers and bookrunners (whether acting individually or together, the “Global Co-ordinators” and the “IMLABs”); (5) Macquarie Bank Limited as initial mandated lead arranger (the “IMLA”); (6) Absa Bank Limited (acting through its Corporate and Investment Banking division), FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division as mandated lead arrangers (whether acting individually or together, the “MLAs”); (7) The Financial Institutions listed in Part 2 of Schedule 1 (The Original Parties) as original lenders (the “Original Lenders”); and (6) J.P. Morgan SE as agent of the other Finance Parties (the “Agent”). It is agreed as follows: Section 1 Interpretation 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “Acceptable Bank” means: (a) any of the Lenders; (b) Bank of South Pacific Limited, Australia and New Zealand Banking Group Limited, Westpac Banking Corporation, Westpac Bank PNG Ltd, The Standard Bank of South Africa Limited, FirstRand Bank Limited and Investec Bank Limited; (c) a bank or financial institution which has a rating for its long-term unsecured and non- credit enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or baa3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or (d) any other bank or financial institution approved by the Agent; “Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed). “Accounting Principles” means IFRS. 5 EMEA 154791766 “Acquisition” means the acquisition by the Company of the Target Shares on the terms of the Acquisition Documents. “Acquisition Costs” means all fees, costs and expenses, stamp, registration, Taxes and other amounts incurred by the Company or any other member of the Group under, or in connection with, the Acquisition or the Transaction Documents. “Acquisition Documents” means: (a) the Scheme Implementation Deed; (b) the Scheme Circular; (c) the Disclosure Materials; (d) any deed poll (as described in the Scheme Implementation Deed); and (e) and any other document designated as an “Acquisition Document” by the Agent and the Parent. “Acquisition Purpose” means any purpose set out in Clause 3.1(a)(Purpose). “Additional Business Day” means any day specified as such in the Reference Rate Terms. “Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors). “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “Agent’s Spot Rate of Exchange” means: (a) the spot rate of exchange as displayed by ICE Data Services; or (b) (if the spot rate of exchange as displaced by ICE Data Services is not available) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day. “Agreed Form” means, in relation to a document, the form of that document which has been agreed between the Company and the IMLABs and the IMLA on or before the date of the Commitment Letter. “Agreed Syndication Lenders” means the “Syndication Lenders” that are listed in the Agreed Syndication Strategy. “Agreed Syndication Strategy” has the meaning given to that term in the Syndication Letter. “Announcement” means the joint public announcement made by or on behalf of the Company and the Target of their agreement to implement the Scheme and the terms of the Scheme. “Annual Financial Statements” has the meaning given to that term in Clause 21 (Information Undertakings). “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Arranger” means each of the Global Co-ordinators, the IMLABs and the IMLA. 6 EMEA 154791766 “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. “ASX” has the meaning given to that term in the Agreed Form of the Scheme Implementation Deed. “AUD Environmental Guarantees” means any Financial Indebtedness incurred by a Target Obligor relating to compliance with environmental and mining legislation in Australia arising from rehabilitation operations in the form of environmental guarantees and financial security under such legislation in an aggregate amount not exceeding AUD45,000,000 (forty-five million Australian Dollars) at any time. “Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed). “Australian Corporations Act” means the Corporations Act 2001 (Cth) of the Commonwealth of Australia. “Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth). “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. “Availability Period” means the period from and including the date of this Agreement to and including the end of the Certain Funds Period. “Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below): (a) the amount of its participation in any outstanding Loans under that Facility; and (b) in relation to any proposed Loan, the amount of its participation in any other Loans that are due to be made under that Facility on or before the proposed Utilisation Date. “Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility. “Base Case Model” means each of: (a) the financial model in agreed form relating to the Group (excluding the Target Group), prepared by the Parent; and (b) the financial model in agreed form relating to the Target Group, prepared by Macquarie Capital. “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in Basel III: A global regulatory framework for more resilient banks and banking systems, Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency 7 EMEA 154791766 requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and/or (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III. “BEE” means broad-based black economic empowerment, as contemplated in the BEE Act. “BEE Act” means the Broad-Based Black Economic Empowerment Act, 53 of 2003 of South Africa, as amended, together with any regulations promulgated thereunder, the BEE Codes, and any relevant sector charter(s) or codes applicable to the business of the BEE Entity published in terms thereof, all as amended from time to time. “BEE Codes” means the Codes of Good Practice on Black Economic Empowerment gazetted on 9 February 2007 by the Department of Trade and Industry in terms of the BEE Act and the Codes of Good Practice on Black Economic Empowerment gazetted on 11 October 2013 by the Department of Trade and Industry in terms of the BEE Act, and in each case, any replacement or amended Codes of Good Practice. “BEE Entity” means a special purpose entity incorporated under the laws of South Africa and established in order to consummate a BEE transaction pursuant to which such entity may acquire up to 3% (three per cent) of the issued ordinary shares of Harmony Moab. “Blocking Law” has the meaning given to that term in Clause 20.23 (Sanctions and Anti- Corruption Laws). “Borrowers” means: (a) in respect of Facility A, the Company; and (b) in respect of Facility B, the Parent. “Break Costs” means any amount specified as such in the Reference Rate Terms. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg, New York, Frankfurt (or the principal financial centre in the jurisdiction from which the Agent performs its obligations under this Agreement from time to time), London and in relation to: (a) any date for payment or purchase of an amount relating to a Loan or Unpaid Sum; or (b) the determination of the first day or the last day of an Interest Period for a Loan or Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum. “Buy-In Option” means the right of Papua New Guinea exercisable at any time prior to the commencement of mining to make a single purchase of up to a 30% (thirty per cent) equitable interest in any mineral discovery arising from any or all of Exploration Licences No EL 440 and EL 1105 and Exploration Licence Application ELA 1927 at a price pro-rata to the accumulated exploration expenditure thereon. “Cash” means, at any time, cash denominated in ZAR, USD, AUSD or PNGK in hand or in a bank account and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as: (a) that cash is repayable within 90 (ninety) days after the relevant date of calculation;

8 EMEA 154791766 (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and (d) the cash is freely and (except as mentioned in paragraph (a) above) immediately available to be applied in repayment or prepayment of the Facilities; “Cash Equivalent Investments” means at any time: (a) certificates of deposit maturing within 1 (one) year after the relevant date of calculation, issued by an Acceptable Bank; (b) any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraph (a) above and (iii) can be turned into cash on not more than 90 days’ notice; or (c) any other debt security or investment approved by the Majority Lenders, (d) in each case, denominated in ZAR, USD, AUSD or PNGK and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security; “Central Bank Rate” has the meaning given to that term in the Reference Rate Terms. “Central Bank Rate Adjustment” has the meaning given to that term in the Reference Rate Terms. “Certain Funds Period” means the period from and including the date of this Agreement and ending on the earlier of 11:59 p.m. (Jersey Time) on: (a) the Closing Date; and (b) the Collapse Date. “Certain Funds Utilisation” means Utilisation made or to be made under the Facilities during the Certain Funds Period where such Utilisation is to be made solely for an Acquisition Purpose. “Clean-Up Date” means the date falling 90 days after the Closing Date. “Closing Date” means the “Implementation Date” as defined in the Scheme Implementation Deed. “Closing Date Authorisations” means: (a) the approval of the Financial Surveillance Department of the South African Reserve Bank; and (b) the approval of the Commonwealth Government of Australia having regard to the Australian Foreign Investment Review Board's Guidance Notes published as at the date of the Scheme Implementation Deed, each as further described in the Scheme Implementation Deed. 9 EMEA 154791766 “CMPL” means Cobar Management Pty Ltd, incorporated in Australia with company number 083 171 546. “Code” means the US Internal Revenue Code of 1986. “Collapse Date” means the earlier of: (a) if the Announcement has not been released by such time, 11.59p.m., London time, on the date falling five Business Days following the date of the countersignature of the Commitment Letter; (b) the date on which the Scheme Implementation Deed is terminated (in accordance with the provisions set out in the Scheme Implementation Deed); (c) 8.00 a.m. (Jersey time) on the Second Court Date (as defined in the Scheme Implementation Deed) if, by that time, any Scheme Condition Precedent (other than clause 3.1(b) (Court approval) of the Scheme Implementation Deed) has not been satisfied or waived in accordance with the terms of the Scheme Implementation Deed and Clause 23.21 (Acquisition Undertakings); (d) 5.00 p.m. (Jersey time) on the Second Court Date (as defined in the Scheme Implementation Deed) if the Scheme Condition Precedent stipulated in clause 3.1(b) (Court approval) of the Scheme Implementation Deed is not satisfied on that date; and (e) 11.59p.m. (Jersey Time) on 31 January 2026 if at that time any Scheme Condition Precedent has not been satisfied or waived in accordance with the Scheme Implementation Deed and Clause 23.21 (Acquisition Undertakings) or the Scheme has not become Effective (as defined in the Scheme Implementation Deed) in accordance with the Scheme Implementation Deed. “Commitment Letter” means the letter dated 26 May 2025 between the Global Co-ordinators, the IMLABs, the IMLA, the Parent and the Company. “Commitments” means the Facility A Commitments or the Facility B Commitments. “Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate). “Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Loan, the percentage rate per annum equal to the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day. “Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); (b) specifies a calculation methodology for that rate; and (c) has been made available to the Parent and each Finance Party. “Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Target Group, the Joint Ventures, the Transaction Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either: (a) any member of the Group, the Target Group or any of its advisers; or 10 EMEA 154791766 (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Target Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or the Target Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent. “Consideration” means the “Aggregate Scheme Consideration” as defined in the Scheme Implementation Deed. “Control” means: (a) in relation to a company the shares of which are not listed on a stock exchange, where another company or legal entity or person (whether alone or pursuant to an agreement with others): (i) holds or controls more than 50% (fifty per cent) of the voting rights (taking into account when such voting rights can be exercised) in that company; or (ii) has the right to appoint or remove the majority of that company’s board of directors; or (iii) has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes; or (b) in relation to a company the shares of which are listed on a stock exchange: (i) the holding of shares or the aggregate of holdings of shares or other securities in a company entitling the holder thereof to exercise, or cause to be exercised 35% (thirty five per cent) or more of the voting rights at shareholder meetings of the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five per cent), 35% (thirty five per cent) shall be read to refer to the largest percentage shareholding held at the time; 11 EMEA 154791766 (ii) the holding or control by a shareholder or member, alone or pursuant to an agreement with other shareholders or members, of more than 35% (thirty five per cent) of the voting rights in the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35% (thirty five per cent), 35% (thirty five per cent) shall be read to refer to the largest percentage shareholding held at the time; provided that if the prescribed percentage of securities for the making of a mandatory offer under section 123 (Mandatory offers) of the South African Companies Act is changed to a threshold higher or lower than 35% (thirty five per cent), then the references above to 35% (thirty five per cent) shall be to that higher or lower prescribed percentage. “Court Order” has the meaning given to that term in the Scheme Implementation Deed “CP Satisfaction Notice” has the meaning given in Clause 4.1(a) (Initial conditions precedent). “CRD IV” means EU CRD IV/CRR and UK CRD IV. “CRD V” means: (a) Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 and Regulation (EU) No 648/2012; and (b) Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU V as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures; and (c) Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019 amending Regulation (EU) No 575/2013 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements and Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of European Union (Withdrawal) Act 2018; (d) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019 amending Directive 2013/36/EU as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures and its implementing measures; and (e) direct EU legislation (as defined in European Union (Withdrawal) Act 2018), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD V as it forms part of domestic law by virtue of European Union (Withdrawal) Act 2018. “CTA” means the Corporation Tax Act 2009. “Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 22 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

12 EMEA 154791766 “Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 21 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. “Daily Rate” means the rate specified as such in the Reference Rate Terms. “DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. “Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available (or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation); or (b) which has otherwise rescinded or repudiated a Finance Document; (c) with respect to which an Insolvency Event has occurred and is continuing; unless , in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event, and payment is made within three (3) Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “Derivatives Transaction” means a contract, agreement or transaction which is a forward, swap, option, rate swap, basis swap, forward rate transaction, bond option, interest rate option, cap, collar or floor, gold derivative, foreign exchange transaction or any other similar transaction and/or any combination of such transaction, in each case, whether on-exchange or otherwise, and which shall include the Gold Price Derivative Transactions concluded under the Hedging Documents, in each case entered into in the ordinary course of business and not for speculative purposes. 13 EMEA 154791766 “Disclosure Materials” has the meaning given to that term in the Scheme Implementation Deed. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Distribution” means any payment by way of interest, principal, dividend, fee, royalty or other distribution or payment by or on behalf of the Parent to or for the account of any shareholder or member of the Parent or any person that directly or indirectly controls or is controlled by any shareholder or member of the Parent. “EBITDA” means, in respect of any person, and any period, the consolidated operating profit before income tax for such period, adjusted to reflect the position in relation to operating leases that would have applied immediately prior to 1 January 2019 and the adoption of IFRS 16 (Leases): (a) (to the extent not already excluded) before interest received or receivable and interest paid or payable; (b) (to the extent not already excluded) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible); (c) (to the extent not already excluded) before deducting any extraordinary costs and before including extraordinary income, plus: (d) dividends received in cash from companies consolidated by the equity accounted method to the extent not already taken into account; and (e) depreciation and amortisation of any property plant and equipment and Intangible Assets. “Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a member of the Group. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); 14 EMEA 154791766 (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. “Environmental Law” means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. “Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. “Equator Principles” means the standards entitled “The Equator Principles: A financial industry benchmark for determining, assessing and managing environmental and social risk in projects” dated July 2020 and adopted by certain financial institutions, as the same may be amended or supplemented from time to time. “Eskom Guarantees” means any guarantees or indemnities given by or on behalf of the Parent or any member of the Group to Eskom Holdings SOC Limited in an aggregate amount not exceeding ZAR900,000,000 (nine hundred million Rand) at any time. “EU CRD IV/CRR” means: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and (b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms. “Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default). “Existing CTA” means the common terms agreement dated 25 May 2022 between, amongst others, the Parent as borrower and Absa Bank Limited (acting through its Corporate and Investment Banking division) as facility agent. “Existing CTA Finance Documents” means the “Finance Documents” as defined in the Existing CTA. “Existing CTA Relevant Breach” means any breach or default under the Existing CTA or any of the other Existing CTA Finance Documents as a result of any of the transactions contemplated by the Transaction Documents not being permitted by, or conflicting with, the Existing CTA Finance Documents. “Existing Financial Indebtedness” means Financial Indebtedness incurred pursuant to the Existing CTA Finance Documents. “Facility” means Facility A or Facility B. 15 EMEA 154791766 “Facility A” means the term bridge loan facility made available under this Agreement as described in Clause 2.1(a) (The Facilities). “Facility A Commitment” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan. “Facility B” means the term bridge loan facility made available under this Agreement as described in Clause 2.1(b) (The Facilities). “Facility B Commitment” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan. “Facility Office” means: (a) in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

16 EMEA 154791766 “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means any letter or letters dated on or about the date of this Agreement between any Arranger and the Parent (or the Agent and the Parent) setting out any of the fees referred to in Clause 13 (Fees). “Finance Document” means this Agreement, the Commitment Letter, the Syndication Letter, any Accession Deed, any Compliance Certificate, any Fee Letter, any Extension Request, any Resignation Letter, any Reference Rate Supplement, any Compounding Methodology Supplement, any Utilisation Request, any other document designated as a “Finance Document” by the Agent and the Parent and any amendment or restatement agreement to any Finance Document listed in this definition. “Finance Party” means the Agent, the Arranger or a Lender. “Financial Close” means the date on which the Agent notifies the Obligors’ Agent that each of the conditions precedent contained in Clause 4.1 (Initial Conditions Precedent) have been fulfilled, deferred or waived to the satisfaction of the Agent. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a balance sheet liability; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; (g) any Derivatives Transaction (and, when calculating the value of any derivative transaction, only the marked to market value or actual net amount payable thereunder shall be taken into account); (h) any amount raised by the issue of shares which are redeemable; 17 EMEA 154791766 (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in Clauses (a) to (i) above; “Financial Quarter” means each period of 3 (three) Months commencing on: (a) 1 July and ending on 30 September; and (b) 1 January and ending on 31 March; “Financial Year” means, at any time, the annual accounting period of the Group ending on 30 June in each calendar year; “Fundamental Control Event” means any of the following: (a) any person or group of persons acting in concert gain(s) Control of the Parent or the Parent is no longer listed on the JSE Securities Exchange; (b) the Parent ceases to directly or indirectly beneficially own 100% of the issued share capital of any other Guarantor; or (c) a change in ownership or interests in any of the Joint Ventures from such ownership or interests as constituted at the date of this Agreement, but shall exclude: (i) a change in ownership or interests which arises as a result of the relevant Obligor that holds such ownership or interests at the date of this Agreement subsequently transferring such ownership or interests to another Obligor (including to a person that becomes a Obligor in accordance with the provisions of this Agreement on or before the date of such transfer of ownership), to the extent it is permitted to do so; and (ii) a change in ownership or interests resulting from Papua New Guinea exercising its Buy-In Option. For the purpose of this definition, a change of ownership or interests shall include any dilution in the interest of either of the joint venture parties to a Joint Venture as such interests are constituted at the date of this Agreement. For the purpose of paragraph (b) above acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent by any of them, either directly or indirectly, to obtain or consolidate Control of the Parent. “Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.3 (Cost of Funds). “Funds Flow Statement” means a funds flow statement in agreed form. “GST” has the meaning given in the GST Act. “GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth). “GST Group” has the same meaning as in the GST Law. “GST Law” means the same as “GST law” in GST Act. “Gold Price Derivative Transaction(s)” has the meaning given to that term in the Existing CTA. 18 EMEA 154791766 “Group” means the Parent, (with effect from the Closing Date) the Target and each of their respective Subsidiaries for the time being. For the avoidance of uncertainty, Wafi-Golpu Services Limited is not a member of the Group. “Group Structure Chart” means the group structure chart in the agreed form. “Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors). “Hedging Documents” has the meaning given to that term in the Existing CTA. “Historic RFR” means, in relation to an RFR Banking Day, the most recent RFR for a day which is no more than 3 (three) RFR Banking Days before that RFR Banking Day. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary. “IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. “Impaired Agent” means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; or (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of “Defaulting Lender”; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation). “Increase Lender” has the meaning given to that term in Clause 2.2 (Increase). “Indirect Tax Funding Agreement” means an indirect tax funding agreement to which each member of a GST Group is a party, which includes reasonably appropriate arrangements for the funding by members of the GST Group of indirect tax liabilities (being amounts payable to the Australian Commissioner of Taxation under the GST Law) payable by the representative member having regard to the stand-alone indirect tax position of each member of the GST Group. “Indirect Tax Sharing Agreement” means an agreement of the type referred to in section 444- 90 of Schedule 1 to the Taxation Administration Act 1953 (Cth) to which each member of the GST Group is a party and which has the effect that each “indirect tax amount” is covered by that agreement within the meaning of that section. 19 EMEA 154791766 “Information Memorandum” means the document in the form approved by the Parent concerning the Original Obligors and the Target Group which, at the request of the Parent and on its behalf was prepared in relation to this transaction and distributed by the Arranger before the date of this Agreement. “Information Package” means the Reports and the Base Case Model. “Insolvency Event” in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

20 EMEA 154791766 (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Intangible Assets” means intangible assets as per the financial statements delivered in terms of Clause 21.1 (Financial statements); “Intellectual Property Rights” means: (a) any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and (b) the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist). “Interest Cover Ratio” means, in respect of any Ratio Test Period: (a) EBITDA; (b) divided by Total Interest. “Interest Payment” means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document. “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default Interest). “Ipso Facto Event” means an Obligor incorporated under the laws of Australia is the subject of: (a) an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Australian Corporations Act; or (b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights. “Jersey NewCo” means a newly-incorporated SPV to be incorporated under the laws of Jersey in connection with the novation of the Permitted Stream Agreements to that person from any member of the Target Group. “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. “Legal Due Diligence Report” means the “Project Macchiato Legal Due Diligence Report” dated 28 March 2025 prepared by Ashurst LLP relating to the Acquisition. “Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 28 (Changes to the Obligors). 21 EMEA 154791766 “Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of the jurisdiction of incorporation of any Obligor; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions. “Lender” means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 26 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. “Leverage Ratio” means, at any time, the ratio of Total Net Debt to EBITDA. “Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. “LMA” means the Loan Market Association. “Loan” means a Facility A Loan or a Facility B Loan. “Lookback Period” means the number of days specified as such in the Reference Rate Terms. “MAC AU” means Metals Acquisition Corp. Australia Pty Ltd, incorporated in Australia with company number 657 799 758. “Major Default” means, with respect to any Obligor (and disregarding (a) any other member of the Group and any member of the Target Group that is not an Obligor or their respective assets, liabilities or obligations or (b) any procuring obligation on the part of an Obligor in respect of any other person), any event or circumstance constituting a Default under any of: (a) Clause 25.1 (Non-Payment) (to the extent resulting from a failure by an Obligor to pay (i) any amount of principal or interest due under the Finance Documents, or (ii) any amount payable under Clause 13 (Fees); (b) Clause 25.2 (Financial covenants); (c) Clause 25.3 (Other Obligations) (but only insofar as it relates to a failure to observe or perform a Major Undertaking or a failure to deliver a Compliance Certificate in accordance with Clause 21.3 (Provision and contents of Compliance Certificate)); (d) Clause 25.6 (Misrepresentation) (but only insofar as it relates to a representation or warranty that is a Major Representation); (e) Clause 25.7 (Cross Default); 22 EMEA 154791766 (f) Clause 25.8 (Insolvency); (g) Clause 25.9 (Insolvency and Business Rescue Proceedings) ; (h) Clause 25.10 (Creditors’ Process); (i) Clause 25.11 (Unlawfulness); (j) Clause 25.12 (Cessation of Business); (k) Clause 25.14 (Repudiation); and (l) Clause 25.15 (Government Intervention). “Major Representation” means, with respect to any Obligor (and disregarding (a) any other member of the Group and any member of the Target Group that is not an Obligor or (b) any procuring obligation on the part of an Obligor in respect of any other person), a representation or warranty under any of: (a) Clause 20.2 (Status); (b) Clause 20.3 (Binding Obligations); (c) Clause 20.4 (Non-Conflict with other Obligations); (d) Clause 20.5 (Power and Authority); (e) Clause 20.6 (Benefit); (f) Clause 20.7 (Validity and Admissibility in Evidence); (g) Clause 20.15 (Assets and Intellectual Property Rights); (h) Clause 20.16 (Pari Passu Ranking); (i) Clause 20.19 (No Breach of Laws); (j) Clause 20.22 (No Immunity); (k) Clause 20.23 (Sanctions and Anti-Corruption); and (l) Clause 20.26 (Acquisition Documents, Disclosures and other Documents). “Major Undertaking” means, with respect to any Obligor (and disregarding (a) any other member of the Group and any member of the Target Group that is not an Obligor or their respective assets, liabilities or obligations or (b) any procuring obligation on the part of an Obligor in respect of any other person), an undertaking under any of: (a) Clause 23.1 (Authorisations); (b) Clause 23.2 (Compliance with Laws); (c) Clause 23.6 (Negative Pledge); (d) Clause 23.7 (Disposals); (e) Clause 23.8 (Change of Business); (f) Clause 23.9 (Loans or Credit); (g) Clause 23.10 (No Guarantees or Indemnities); (h) Clause 23.11 (Financial Indebtedness); 23 EMEA 154791766 (i) Clause 23.13 (Sanctions and Anti-Corruption); (j) Clause 23.14 (Distributions); (k) Clause 23.16 (Acquisitions); (l) Clause 23.18 (Share Capital); (m) Clause 23.19 (Guarantor Coverage); (n) Clause 23.20 (Ownership); and (o) Clause 23.21 (Acquisition Undertakings). “Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to that reduction). “Margin” means 2.00% per annum, provided that, for any period specified in column 1 of the table below, the Margin shall increase and shall be the percentage rate per annum specified in column 2 of the table below opposite that period: Column 1 Period Column 2 Margin (% per annum) From (and including) the date that falls six Months after 26 May 2025 to (but excluding) the date that falls twelve Months after 26 May 2025 2.80 From (and including) the date that falls twelve Months after 26 May 2025 onwards 4.00 “Market Disruption Rate” means the rate (if any) specified as such in the Reference Rate Terms. “Material Adverse Effect” means a material adverse effect on: (a) the business, operations, property or condition (financial or otherwise) of the Parent, any Guarantor and/or the Group taken as a whole; (b) the ability of any Obligor to perform any of its obligations under the Finance Documents; or (c) the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. “Material Assets” means: (a) the mining operations comprising the following mine shafts namely the Mponeng Mine (conducted under mining right GP30/5/1/2/2/01 MR), Kusasalethu (DMR Ref no. GP30/5/1/2/07MR), Tshepong and Phakisa (DMR Ref no. FS30/5/1/2/2/84MR), Doornkop (DMR Ref no. GP30/5/1/2/2/09MR), Masimong (DMR Ref no. FS30/5/1/2/2/82MR), Target 1 (DMR Ref no. FS30/5/1/2/2/14MR), Bambanani (DMR Ref no. FS30/5/1/2/2/83MR), Joel (DMR Ref no. FS30/5/1/2/2/13MR) and Harmony Moab (License No. NW30/5/1/2/2/15MR & 16MR);

24 EMEA 154791766 (b) the interests of Wafi Mining Limited in the Wafi-Golpu Joint Venture, being its rights under the Wafi-Golpu Joint Venture Agreement, its participating interest therein and its right to take its share in production thereof; and (c) the interests of Morobe Consolidated Goldfields Limited in the Hidden Valley Mine. “Material Group Company” means, at any time: (a) an Obligor; and (b) any member of the Group which has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 10% (ten per cent) or more of EBITDA of the Group or has gross assets or turnover (excluding intra-group items) representing 10% (ten per cent) or more of the gross assets or turnover of the Group, in each case, calculated on a consolidated basis (a “Material Subsidiary”), Compliance with the conditions set out in this definition shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired or disposed of since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall deemed to be adjusted in order to take into account the acquisition or disposal of that Subsidiary (that adjustment being certified by the Auditors as representing an accurate reflection of the revised EBITDA, gross assets or turnover of the Group). A report by the Auditors that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties. “MINEFI” means the French Ministry of Finance. “Mining Law” means any applicable law or regulation which relates to the conduct of prospecting, exploration and mining operations, including (in respect of operations in South Africa) the Mineral and Petroleum Resources Development Act, 2002, (in respect of operations in Papua New Guinea) the Mining Act 1992 (PNG), (in respect of operations in New South Wales, Australia), the Mining Act 1992 No. 29 and (in respect of operations in Queensland, Australia), the Mineral Resources Act 1989 (Qld). “Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms. “Net Proceeds” means, in relation to any Relevant Issuance, an amount equal to the cash proceeds received by any member of the Group pursuant to that Relevant Issuance net of any reasonable fees, costs and expenses and any Taxes incurred by any member of the Group in relation to that Relevant Issuance. “New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders). “Non-Consenting Lender” has the meaning given to that term in Clause 38.6 (Replacement of Lender). “Obligor” means a Borrower or a Guarantor. “Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent). “OFAC” means the Department of the Treasury's Office of Foreign Assets Control of the United States of America. 25 EMEA 154791766 “Original Financial Statements” means: (a) in relation to the Parent, the consolidated audited financial statements of the Group for its Financial Year ended 30 June 2024; and; (b) in relation to the Target, the consolidated audited financial statements of the Target Group for the financial year ended 31 December 2024; and (c) in relation to each Original Obligor other than the Parent, its audited financial statements for its financial year ended 30 June 2024. “Original Obligor” means a Borrower or an Original Guarantor. “Party” means a party to this Agreement. “Permitted Debt Incurrence” means any loan, convertible instrument or other Financial Indebtedness raised by a member of the Group from any person who is not a member of the Group after the Signature Date: (a) by way of any short term working capital facility up to a maximum aggregate amount of USD10,000,000; or (b) by way of any other Financial Indebtedness for the purpose of refinancing any Financial Indebtedness of the Group existing as at the Signature Date (and excluding the Financial Indebtedness under the Finance Documents) provided that: (i) the principal amount of such existing Financial Indebtedness is not increased as a result of the refinancing; and (ii) in respect of the refinancing of any Financial Indebtedness of the Target Group: (A) the proceeds of that Financial Indebtedness must be used to refinance the Financial Indebtedness of the Target Group before the proceeds can be applied to any other purpose; (B) any borrower or guarantor of such Financial Indebtedness must be an Obligor under the Finance Documents; and (C) the claims of the creditors of such Financial Indebtedness of the Target Group must rank in right of payment and priority pari passu with or subordinate to the claims of the Finance Parties under the Finance Documents. “Permitted Guarantees” means, subject to Clause 23.19(c) (Guarantor Coverage) and Clause 23.22 (Restrictions on Relevant PNG Entities): (a) any guarantee under, or given in connection with, the Existing CTA Finance Documents; (b) any guarantees or indemnities given by the Parent or any member of the Group on behalf of any member of the Group in the ordinary course of its operational business requirements in an aggregate amount not exceeding USD35,000,000 (thirty five million United States Dollars) or its equivalent in any other currency or currencies; (c) any indemnity or guarantee granted under the Finance Documents; (d) any indemnity or guarantee which constitutes Permitted Indebtedness; (e) the Eskom Guarantees; 26 EMEA 154791766 (f) the Silicosis Settlement Guarantee; (g) the USD Environmental Guarantees; (h) the ZAR Environmental Guarantees; (i) the AUD Environmental Guarantees; (j) any guarantee or indemnity granted by the Target, MAC AU, Jersey Newco or CMPL in connection with the Permitted Stream Agreements or the Permitted Royalty Agreement, provided the principal amount is not increased after the date of this Agreement; (k) any guarantee given by the Company in favour of any of the Relevant Subsidiaries to enable such Relevant Subsidiary to obtain a class order that will reduce the IFRS and statutory audit requirements applicable to it; and (l) any other guarantee or indemnity granted with the prior written approval of the Agent; “Permitted Indebtedness” means, subject to Clause 23.22 (Restrictions on Relevant PNG Entities): (a) any Financial Indebtedness arising under any of the Existing CTA Finance Documents; (b) any Financial Indebtedness arising under the Finance Documents; (c) any Financial Indebtedness in respect of a lease or hire purchase contract concluded in the ordinary course of trading which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease; (d) any Financial Indebtedness of a member of the Group in respect of Permitted Guarantees; (e) any Financial Indebtedness of a member of the Group in respect of Permitted Loans; (f) any Financial Indebtedness incurred pursuant to the Hedging Documents; (g) any Financial Indebtedness of a member of the Group in respect of a Permitted Debt Incurrence; (h) any Financial Indebtedness arising under or in connection with the Permitted Royalty Agreement or the Permitted Stream Agreements provided that the principal amount raised by the Group is not increased after the date of this Agreement; (i) any Financial Indebtedness of an Obligor not included in paragraphs (a) to (h) above in an aggregate amount not exceeding USD1,250,000,000 (one billion two hundred and fifty million United States Dollars) for the purpose of refinancing the Facilities and where the proceeds of such Financial Indebtedness must be applied to that purpose alone before (or simultaneous with) any other permitted use of proceeds; (j) any Financial Indebtedness not included in paragraphs (a) to (i) above, that does not result in Total Net Debt exceeding the aggregate of ZAR3 500 000 000 (three billion five hundred million Rand) plus the ZAR equivalent of USD550 000 000 (five hundred and fifty million United States Dollars), converted into ZAR at the then prevailing Agent’s Spot Rate of Exchange at any time during the term of the Facilities; and (k) any other Financial Indebtedness incurred with the prior written approval of the Agent, which in either case is not otherwise prohibited or restricted in accordance with Clause 23.11 (Financial Indebtedness); 27 EMEA 154791766 “Permitted Loans” means: (a) loans made by any member of the Group (including an Obligor) to any Obligor, provided that such loan is subordinated in favour of the Finance Parties on terms satisfactory to the Majority Lenders; (b) loans made by the Company to, directly or indirectly, make an intercompany loan to the Target and/or MAC AU to repay, discharge or otherwise refinance any Target Group Closing Date Financial Indebtedness; (c) loans made by a member of the Group which is not an Obligor to any other member of the Group which is not an Obligor; (d) loans made by: (i) any member of the Group (including an Obligor) to any third party that is not a member of the Group; and (ii) an Obligor to any member of the Group which is not an Obligor, which do not, at any time during the term of the Facilities (on a consolidated basis taking into account all loans contemplated in paragraphs (d)(i) and (d)(ii), exceed ZAR1,000,000,000 (one billion Rand) or its equivalent in any other currency or currencies; (e) trade credit granted in the ordinary course of an Obligor’s day-to-day business upon terms usual for such trade; (f) loans by an Obligor existing prior to the Signature Date and which have been disclosed in the Original Financial Statements; (g) a loan made by any member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed ZAR40,000,000 (forty million Rand) or its equivalent in any other currency or currencies, or to an employee or director of the Parent in terms of an approved employee share option scheme provided that on establishment, such scheme does not involve a net outflow of cash from the Group; (h) loans made by the Parent to Harmony Moab and on-lent by Harmony Moab, or loans made directly by the Parent or Harmony Moab, to the BEE Entity for the purpose of financing the acquisition by the BEE Entity of up to 3% (three per cent) of the issued ordinary share capital of Harmony Moab pursuant to a BEE transaction in respect of Harmony Moab, provided that the amount of such loans shall not exceed ZAR100,000,000 (one hundred million Rand) or its equivalent in any other currency or currencies in aggregate; (i) loans made by the Parent to any entity acquiring shares in a Group company pursuant to a BEE transaction in respect of that Group company, provided that the amount of such loans shall not exceed ZAR150,000,000 (one hundred and fifty million Rand) in aggregate; and (j) any other loans made with the prior written approval of the Agent;

28 EMEA 154791766 “Permitted Royalty Agreement” means, subject to Clause 23.23 (Permitted Royalty Agreement and Permitted Stream Agreements), the royalty agreement between CMPL and Glencore International AG. “Permitted Security” means: (a) Security or Quasi-Security created over any new asset, plant, machinery, equipment or property acquired and/or developed by any Obligor to secure Permitted Indebtedness incurred for the purpose of financing the acquisition of such new asset, plant, machinery, equipment or property or the development, as the case may be, but not for the replacement or refurbishment or maintenance of an existing asset, plant, machinery, equipment or property; (b) Security or Quasi-Security created over any asset or property of a member of the Group which is not an Obligor in order to secure Permitted Indebtedness; (c) Security or Quasi-Security created over any asset or property of an Obligor in order to secure Permitted Indebtedness for an aggregate amount (aggregated across all of the Obligors) not exceeding ZAR200,000,000 (two hundred million Rand) or its equivalent in any other currency or currencies; (d) Security or Quasi-Security created by operation of law, including without limitation any Environmental Law or Mining Law, and in the ordinary course of trading and not as a result of any default or omission by any member of the Group; (e) any Security or Quasi-Security which is existing prior to the date of this Agreement and which has been disclosed (i) in Part 1 of Schedule 18 (Existing Security) and (ii) in the Original Financial Statements and in all circumstances securing only indebtedness outstanding at the date of this Agreement if the principal amount or original facility thereby secured is not increased after the date of this Agreement; (f) any Security or Quasi-Security which is existing prior to the date of this Agreement and which has been disclosed in Part 2 of Schedule 18 (Existing security); (g) any netting or set-off arrangement entered into by a member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances, and only such arrangements that are in existence at the date of this Agreement; (h) any Security or Quasi-Security entered into pursuant to any Finance Document as contemplated in the Finance Documents; (i) any cash collateralisation arrangements arising under: (i) the Eskom Guarantees provided that the amount provided as Security under those arrangements does not exceed ZAR210,000,000 (two hundred and ten million Rand) at any time; (ii) the AUD Environmental Guarantees provided that the amount provided as Security under those arrangements does not exceed AUD45,000,000 (forty- five million Australian Dollars) at any time; (iii) the ZAR Environmental Guarantees provided that the amount provided as Security under those arrangements does not exceed ZAR210,000,000 (two hundred and ten million Rand) at any time; (iv) the USD Environmental Guarantees provided that the amount provided as Security under those arrangements does not exceed USD20,000,000 (twenty million Rand) at any time; and 29 EMEA 154791766 (v) the Silicosis Settlement Guarantee provided that the amount provided as Security under those arrangements does not exceed ZAR200,000,000 (two hundred million Rand) at any time; (j) any Security or Quasi-Security over or affecting any asset of: (i) any member of the Target Group; or (ii) any other person which becomes a member of the Group after the Closing Date, where in either case the Security or Quasi-Security is created prior to the date on which that person becomes a member of the Group if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (C) the Security or Quasi-Security is removed or discharged within 90 days of that company becoming a member of the Group; (k) any Security or Quasi-Security created over any asset or property of the Target, MAC AU, Jersey Newco or CMPL in connection with the Permitted Royalty Agreement or the Permitted Stream Agreements, as applicable, provided the principal amount secured is not increased after the date of this Agreement; and (l) any other Security created with the prior written approval of the Agent; “Permitted Share Issue” means: (a) an issue of ordinary shares by an Obligor to its Holding Company; or (b) an issue by Harmony Moab to a BEE entity for the purpose of financing the acquisition by the BEE Entity of up to 3% (three per cent) of the issued ordinary share capital of Harmony Moab; “Permitted Stream Agreements” means, subject to Clause 23.23 (Permitted Royalty Agreement and Permitted Stream Agreements), the silver purchase agreement and copper purchase agreement between the Target and Osisko Bermuda Limited. “Permitted Transferee” means any person referred to in Schedule 15(Permitted Transferees), including any Affiliate of any such person. “Ratio Test Date” means the last day of March, June, September and December. “Ratio Test Period” means each period of 12 months ending on a Ratio Test Date. “Reference Rate Supplement” means a document which: (a) is agreed in writing by the Parent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders); (b) specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and (c) has been made available to the Parent and each Finance Party. “Reference Rate Terms” means the terms set out in Schedule 19 (Reference Rate Terms) or in any Reference Rate Supplement. 30 EMEA 154791766 “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Market” means the market specified as such in the applicable Reference Rate Terms. “Relevant Issuance” means: (a) any issue, sale or public offering of debt securities by any member of the Group; (b) any loan, convertible instrument or other Financial Indebtedness raised by a member of the Group from any person who is not a member of the Group; (c) any issue, sale or public offering of shares (including redeemable preference shares) by any member of the Group to persons who are not members of the Group; or (d) the incurrence of any Financial Indebtedness by any member of the Group which is subordinated in right of payment to the Facilities, other than in the case of paragraph (b) only, any Permitted Debt Incurrence or any Permitted Share Issue. “Relevant Subsidiaries” means: (a) Harmony Gold Securities Pty Ltd – ABN 69 087 480 902; (b) New Hampton Goldfields Ltd – ABN 53 009 193 999; (c) Harmony Gold WA Pty Ltd – ABN 84 099 119 918; (d) Harmony Gold Operations Ltd – ABN 44 005 482 842; (e) Abelle Limited – ABN 69 087 480 902; (f) Aurora Gold Limited – ABN 82 006 568 850; and (g) Harmony Gold (PNG Services) Limited – ABN 23 083 828 853. “Reliance Parties” means the Agent, the Arranger, each Original Lender and each person which becomes a Lender as part of the primary syndication of the Facilities. “Repeating Representations” means each of the representations set out in: (a) Clause 20.2 (Status) to Clause 20.5 (Power and Authority); (b) Clause 20.7 (Validity and admissibility in evidence); (c) Clause 20.8 (Governing law and Enforcement); (d) Clause 20.11 (No Default); (e) Clause 20.12 (No Misleading Information); (f) Clause 20.13 (Financial Statements) (other than paragraph (d), which will repeat on the date of the relevant financial statements and on the date of delivery thereof to the Agent), save that the references in that paragraph to the Original Financial Statements shall, for the purposes of this Repeating Representation, be construed as references to 31 EMEA 154791766 the most recent audited consolidated financial statements of the Group delivered to the Agent under Clause 21.1 (Financial statements); (g) Clause 20.16 (Pari Passu Ranking); (h) Clause 20.21 (Authorised Signatories); (i) Clause 20.22 (No Immunity); (j) Clause 20.23 (Sanctions and Anti-Corruption); (k) Clause 20.29 (Related Party Benefit and Financial Assistance); and (l) Clause 20.30 (Trustee). “Reporting Day” means the day (if any) specified as such in the Reference Rate Terms. “Reporting Time” means the relevant time (if any) specified as such in the Reference Rate Terms. “Reports” means the Legal Due Diligence Report and the Tax Due Diligence Report . “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter). “RFR” means the rate specified as such in the Reference Rate Terms. “RFR Banking Day” means any day specified as such in the Reference Rate Terms. “Sanctioned Entity” means: (a) any person, country or territory which is listed on a Sanctions List or is subject to Sanctions, including without limitation and as at the date of this Agreement, Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and Syria; (b) any person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions; (c) any person listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List; (d) any person located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or operating in or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (e) any person otherwise a target of Sanctions (being any person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities). “Sanctions” means general trade, economic or financial sanctions, laws, regulations, trade embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority, and more specifically: (a) the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List and the List of Foreign Sanctions Evaders, each administered and enforced by OFAC;

32 EMEA 154791766 (b) the Financial Sanctions: Consolidated List of Targets and the Ukraine: list of persons subject to restrictive measures in view of Russia’s actions destabilising the situation in Ukraine and Sanctions Against Persons Contributing to The Situation in Ukraine and Prohibiting Certain Transactions With Respect to The Crimea Region of Ukraine, in each case administered and enforced by HMT; or (c) any other list or public announcement or sanctions designation made by OFAC, HMT or any Sanctions Authority, in respect of the targets or scope of the Sanctions that are administered and enforced by a Sanctions Authority. “Sanctions Authority” means each of: (a) the United Nations Security Council; (b) the European Union; (c) the Council of Europe (founded under the Treaty of London, 1946); (d) the government of the United States of America; (e) the government of the United Kingdom; (f) the government of the Republic of France; (g) the Hong Kong Monetary Authority; (h) the government of the Commonwealth of Australia, and any of their Governmental Authorities, institutions or agencies, including, without limitation, OFAC, the US Department of Commerce, the US Department of State or the US Department of the Treasury, HMT and MINEFI. “Sanctions List” means any of the lists maintained by any Sanctions Authority and any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time. “Scheme” means the scheme as referred to in the Scheme Implementation Deed, being the steps by which the Company will acquire all of the Target Shares. “Scheme Circular” has the meaning given to that term in the Scheme Implementation Deed. “Scheme Condition Precedent” means a condition set out in clause 3 (Conditions precedent) of the Scheme Implementation Deed. “Scheme Effective Date” means the “Effective Date” as defined under the Scheme Implementation Deed. “Scheme Implementation Deed” means the Scheme Implementation Deed dated May 2025 among the Parent, the Company and the Target setting out the terms upon which the Company is to acquire all of the Target Shares pursuant to the Scheme. “Scheme Shareholders” has the meaning given to that term in the Scheme Implementation Deed. “Security” means a mortgage, notarial bond, bond, cession in security, charge, security assignment, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Senior Management” means each and all of: (a) Beyers Nel – Chief Executive Officer; 33 EMEA 154791766 (b) Boipelo Lekubo – Financial Director; (c) Herman Perry – Chief financial Officer (Treasury); (d) Johannes van Heerden - Chief Development Officer; (e) Greg Job – Executive General Manager - Growth & Resource Development SEA. “Settlement Agreement” means the written settlement agreement concluded on or about 3 May 2018 between, amongst others, the Parent and the lawyers representing the claimants in the silicosis class action litigation referred to in such agreement. “Signature Date” means the date of this Agreement. “Silicosis Settlement Guarantee” means the guarantee facility of ZAR1,083,000,000 (one billion and eighty three million Rand) in terms of which a guarantee has been issued on behalf of the Parent in favour of a trust that has been established pursuant to the Settlement Agreement. “South African Companies Act” means the Companies Act 71 of 2008 of South Africa. “Specified Time” means a day or time determined in accordance with Schedule 10 (Timetables). “Subsidiary” means a subsidiary as defined in the South African Companies Act and shall include any person who would, but for not being a company under the South African Companies Act, qualify as a subsidiary as defined in the South African Companies Act, including any subsidiary as defined in the Australian Corporations Act (but in such case as if body corporate includes any entity). “Syndication Letter” has the meaning given to that term in the Commitment Letter. “Target” means MAC Copper Limited ARBN 671 963 198, incorporated in Jersey with registration number 144625. “Target Group” means the Target and its Subsidiaries. “Target Group Closing Date Financial Indebtedness” means any Financial Indebtedness of the Target Group existing as at the Closing Date. “Target Obligor” means a member of the Target Group that accedes to the Finance Documents as an Additional Guarantor pursuant to the requirements of Clause 23.24(c)(iii) (Conditions Subsequent). “Target Trust Account” means the trust account referred to in clause 2.2(b)(ii) (Scheme Consideration) of the Scheme Implementation Deed operated by or on behalf of the Target as trustee for the Scheme Shareholders. “Target Shares” means all of the shares in Target. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Tax Act” means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) as applicable. “Tax Consolidated Group” means a Consolidated Group or an MEC Group as defined in the Tax Act. 34 EMEA 154791766 “Tax Due Diligence Report” means the “Project Macchiato Tax Due Diligence Report” dated 21 May 2025 prepared by Deloitte Tax Services Pty Ltd. “Tax Funding Agreement” means an agreement to which each member of the Tax Consolidated Group is a party and which provides: (a) reasonably appropriate arrangements for the funding by members of the Tax Consolidated Group of tax liabilities payable by the Head Company having regard to the stand-alone tax position of each member of the group; (b) an undertaking from each group member to compensate each other member of the Tax Consolidated Group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the group; and (c) an undertaking from the Head Company to pay all Australian income tax liabilities for the group, and which is otherwise on terms that are customary for such an agreement. “Tax Sharing Agreement” means an agreement to which each member of the Tax Consolidated Group is a party and that complies with and takes effect under section 721-25 of the Tax Act and is otherwise in terms that are customary for such an agreement, including that the agreement covers all tax-related liabilities provided in section 721-10 of the Tax Act and makes provision for a Tax Consolidated Group member to leave the Tax Consolidated Group clear of group liabilities for the purposes of section 721-35 of the Tax Act. “Termination Date” means, subject to Clause 6.2 (Extension Option), the date which falls 364 days after the date of this Agreement. “Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being USD1,250,000,000 at the date of this Agreement. “Total Facility A Commitments” means the aggregate of the Facility A Commitments, being USD250,000,000 at the date of this Agreement. “Total Facility B Commitments” means the aggregate of the Facility B Commitments, being USD1,000,000,000 at the date of this Agreement. “Total Interest” means, in respect of any period, the aggregate accruing during such period (without duplication and whether or not paid or payable within such period) of, in respect of the Group on a consolidated basis (and whether or not the principal or capital obligation by reference to which any of the following are determined is an obligation of the Group): (a) all interest, acceptance commission, guarantee fees and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred in effecting, servicing or maintaining Financial Indebtedness, provided that, when calculating the amount of the obligation of any member of the Group under the Permitted Royalty Agreement or the Permitted Stream Agreements, or any of them, only the value specified in the latest financial statements of the Parent delivered pursuant to Clause 21.1(a) (Financial Statements) in respect of any such obligations as interest on “Borrowings” or similar but excluding, for the avoidance of doubt, any accounting treatment as a trade payable, shall be taken into account; (b) amounts payable (as reduced by amounts receivable) in respect of any Derivatives Transaction which is an interest rate hedging arrangement entered into to hedge risks arising in the normal course of business; and (c) the interest element of, and ancillary fees payable under, any finance leases (other than a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease). 35 EMEA 154791766 “Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness but: (a) excluding any such obligations to any other member of the Group; (b) excluding any liability of any member of the Group relating to the AUD Environmental Guarantees; (c) excluding any liability of any member of the Group relating to the ZAR Environmental Guarantees; (d) excluding any liability of any member of the Group relating to the USD Environmental Guarantees; (e) excluding any liability of any member of the Group arising from the Eskom Guarantees; (f) excluding any liability of any member of the Group arising from the Silicosis Guarantee; (g) excluding a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease; (h) deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time; and (i) when calculating the amount of the obligation of any member of the Group under the Permitted Royalty Agreement or the Permitted Stream Agreements, or any of them, only the value specified in the latest financial statements of the Parent delivered pursuant to Clause 21.1(a) (Financial Statements) in respect of any such obligations as “Borrowings” or similar but excluding, for the avoidance of doubt, any accounting treatment as a trade payable, shall be taken into account. “Transaction Documents” means the Finance Documents and the Acquisition Documents. “Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent. “Transfer Date” means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents. “UK CRD IV” means: (a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

36 EMEA 154791766 (b) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (c) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV/CRR as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act. “UKPTIL” has the meaning given to that term in Clause 20.23 (Sanctions and Anti-Corruption Laws). “US” means the United States of America. “US Tax Obligor” means: (a) a Borrower which is resident for tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. “USD Environmental Guarantees” means any Financial Indebtedness relating to compliance with environmental and mining legislation in Papua New Guinea arising from rehabilitation operations in the form of environmental guarantees and financial security under such legislation in an aggregate amount not exceeding USD100,000,000 (one hundred million United Stated Dollars) at any time. “Utilisation” means a utilisation of a Facility. “Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made. “Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Request). “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere (including the GST as defined in the GST Law). “ZAR Environmental Guarantees” means any Financial Indebtedness relating to compliance with environmental legislation in South Africa arising from rehabilitation operations in the form of environmental guarantees in an aggregate amount not exceeding ZAR1,300,000,000 (one billion three hundred million Rand) at any time. 37 EMEA 154791766 1.2 Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, the “MLA”, any “Obligor”, any “Party” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent; (iii) an “amendment” includes an amendment, modification, supplement, novation, re-enactment, replacement, restatement or variation and amend will be construed accordingly; (iv) an “authority” includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority; (v) a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan; (vi) “assets” includes present and future properties, revenues and rights of every description; (vii) a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (viii) a “group of Lenders” includes all the Lenders; (ix) “guarantee” means (other than in Clause 19 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; (x) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (xi) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (xii) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being one with which the relevant person is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; 38 EMEA 154791766 (xiii) a provision of law is a reference to that provision as amended or re-enacted from time to time; and (xiv) a time of day is a reference to London time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived. (e) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Parent. (f) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (g) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (h) Any Reference Rate Supplement overrides anything in: (i) Schedule 19 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (i) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 20 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 21 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. 1.3 Currency Symbols and Definitions (a) “AUSD” means Australian Dollars, the lawful currency of Australia. (b) “PNGK” means Papua New Guinea Kina, the lawful currency of Papua New Guinea. (c) “$”, “USD” and “dollars” denote the lawful currency of the United States of America. (d) “ZAR” and “Rand” denote the lawful currency of South Africa. 39 EMEA 154791766 1.4 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 1.5 Jersey terms In each Finance Document a reference to: (a) "winding up", "liquidation", "dissolution" or "administration" includes, without limitation, "bankruptcy" (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954) and any "procedure" or "process" referred to in Part 21 of the Companies (Jersey) Law 1991; (b) a "composition", "compromise", "assignment" or "arrangement with any creditor" includes, without limitation a "compromise" or "arrangement" with a creditor of the type referred to in Article 125 of the Companies (Jersey) Law 1991; and (c) a "liquidator", "receiver", "administrative receiver", or "administrator" includes, without limitation, the Viscount of the Royal Court of Jersey.

40 EMEA 154791766 Section 2 The Facilities 2. The Facilities 2.1 The Facilities Subject to the terms of this Agreement, the Lenders make available: (a) to the Company, a dollar term bridge loan facility in an aggregate amount equal to the Total Facility A Commitments; and (b) to the Parent, a dollar term bridge loan facility in an aggregate amount equal to the Total Facility B Commitments. 2.2 Increase (a) The Parent may by giving prior notice to the Agent by no later than the date falling ten Business Days after the effective date of a cancellation of the Commitment of a Lender in accordance with: (i) Clause 8.1 (Mandatory Prepayment - Illegality); or (ii) paragraph (a) of Clause 7.3 (Right of Cancellation and Repayment in Relation to a Single Lender), request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount of up to the amount of the Commitments relating to that Facility so cancelled as follows: (iii) the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (iv) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (v) each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (vi) the Commitments of the other Lenders shall continue in full force and effect; and (vii) any increase in the Commitments relating to a Facility shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender. 41 EMEA 154791766 (b) The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation. (c) The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. (d) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. (e) The Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2. (f) The Increase Lender (if it is not already a party to this Agreement as a Lender) shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 26.5 (Assignment or Transfer fee) if the increase was a transfer pursuant to Clause 26 (Changes to the Lenders) and if the Increase Lender was a New Lender. (g) The Company may pay to the Underwriters (as defined in the Commitment Letter) a fee in respect of the increase Commitments in the amount and at the times agreed between the Company and the Underwriters (as defined in the Commitment Letter) in a Fee Letter. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (g). (h) Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. (i) Clause 26.6 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase; (ii) the “New Lender” were references to that “Increase Lender”; and (iii) a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”. 2.3 Finance Parties’ Rights and Obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 42 EMEA 154791766 (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Obligors’ Agent (a) Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any document, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. (c) The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by: (i) any actual or purported irregularity in any act done, or failure to act, by the Obligors’ Agent; (ii) the Obligors’ Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or (iii) any actual or purported failure by, or inability of, the Obligors’ Agent to inform any Obligor of receipt by it of any notification under the Finance Documents. (d) In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail. 43 EMEA 154791766 3. Purpose 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the Facilities directly or indirectly towards: (a) payment of the Consideration under the Scheme by payment directly to the Target Trust Account; (b) payment of the Acquisition Costs; (c) following the Closing Date, refinancing certain Financial Indebtedness of the Target and its Subsidiaries to third parties, in each case, as described in the Funds Flow Statement. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions of Utilisation 4.1 Initial Conditions Precedent (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part 1 (Initial Conditions Precedent) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting on behalf of each Finance Party). The Agent (acting on behalf of each Finance Party) shall notify the Parent and the Lenders promptly upon being so satisfied or, where applicable, on receipt or waiver (such notification, the “CP Satisfaction Notice”). (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further Conditions Precedent Subject to Clause 4.1 (Initial Conditions Precedent), a Lender will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation other than one to which Clause 4.4 (Utilisations during the Certain Funds Period) applies, if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) no Default is continuing or would result from the proposed Utilisation; and (b) in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 20 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true.

44 EMEA 154791766 4.3 Maximum Number of Loans A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation: (a) two or more Facility A Loans would be outstanding; or (b) two or more Facility B Loans would be outstanding. 4.4 Utilisations during the Certain Funds Period (a) Subject to Clause 4.1 (Initial Conditions Precedent), during the Certain Funds Period, a Lender will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date: (i) no Major Default is continuing or would result from the proposed Utilisation; and (ii) all the Major Representations are true in all material respects (or, to the extent that such Major Representations, or any of them, are subject to a concept of materiality, in all respects); and (iii) the Scheme Implementation Deed has not terminated for any reason whatsoever. (b) During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ Participation) and subject as provided in Clause 8.1 (Mandatory Prepayment - Illegality) and Clause 8.2 (Mandatory Prepayment – Fundamental Control Event), none of the Finance Parties shall be entitled to: (i) cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; (ii) rescind, terminate or cancel this Agreement or the Facilities or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; (iii) refuse to participate in the making of a Certain Funds Utilisation; (iv) exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or (v) cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period. 45 EMEA 154791766 Section 3 Utilisation 5. Utilisation 5.1 Delivery of a Utilisation Request A Borrower (or the Parent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility to be utilised; (ii) the proposed Utilisation Date is: (A) a Business Day within the Availability Period; and (B) in respect of the Loan to be utilised on the first Utilisation Date for the purpose at Clause 3.1(a) (Purpose), no less than one Business Day prior to the date on which the aggregate Consideration must be funded to the Target Trust Account in accordance with clause 2.2(b)(ii) of the Scheme Implementation Deed; (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and (iv) the proposed Interest Period complies with Clause 11 (Interest Periods). (b) Multiple Loans may be requested in a Utilisation Request. 5.3 Currency and Amount (a) The currency specified in a Utilisation Request must be dollars. (b) The amount of the proposed Loan must be an amount which is not more than the applicable Available Facility and which is a minimum of USD50,000,000. 5.4 Lenders’ Participation (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time. 5.5 Limitation on Utilisations A Facility may only be utilised to the extent that the other Facility is utilised pro rata on the proposed Utilisation Date. 46 EMEA 154791766 5.6 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 47 EMEA 154791766 Section 4 Repayment, Prepayment and Cancellation 6. Repayment 6.1 Repayment of the Loans The Borrowers shall repay the aggregate Loans in full on the Termination Date. 6.2 Extension Option (a) The Borrowers may, at their discretion, on one occasion only, by notice to the Agent (the “Extension Notice”) not more than 60 days and not less than 30 days before the originally applicable Termination Date, extend the Termination Date for a further period of six months from the originally applicable Termination Date. (b) The Agent shall promptly notify the Lenders of any Extension Notice. (c) Subject to Clause 6.3 (Extension fee), following delivery of the Extension Notice, the Termination Date will be extended for a further period of six months from the originally applicable Termination Date. (d) The Extension Notice is irrevocable. 6.3 Extension fee (a) The Parent shall pay to the Agent for each Lender an extension fee of 0.40 per cent. of the Lender's Commitments which is/are to be extended. (b) Each extension fee is payable on the date that the Termination Date is extended. (c) Extension of the Termination Date under Clause 6.2 is conditional on payment of the extension fee on or before the originally applicable Termination Date. 7. Voluntary Prepayment and Cancellation 7.1 Voluntary Cancellation The Parent may, if it gives the Agent not less than five RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD50,000,000) of the Available Facilities. Any cancellation under this Clause 7.1 shall reduce the Commitments of the Lenders rateably. 7.2 Voluntary Prepayment of Loans (a) A Borrower to which a Loan has been made may, if it or the Parent gives the Agent not less than five RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice, prepay the whole or any part of that Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of USD10,000,000). (b) A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facilities is zero).

48 EMEA 154791766 7.3 Right of Cancellation and Repayment in relation to a Single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax Gross-Up); or (ii) any Lender claims indemnification from the Parent or an Obligor under Clause 14.3 (Tax Indemnity) or Clause 15.1 (Increased Costs), the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice (if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with Clause 38.6 (Replacement of Lender). (b) On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Available Commitment of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 7.4 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three (3) Business Days’ notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 8. Mandatory Prepayment and Cancellation 8.1 Mandatory Prepayment - Illegality If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so (including in connection with any Anti-Corruption Laws and any Sanctions): (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Parent, the Commitments of that Lender or its Affiliate will be immediately cancelled; and (c) to the extent that the Lender’s participation has not been transferred pursuant to Clause 38.6 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in 49 EMEA 154791766 the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid. 8.2 Mandatory Prepayment - Fundamental Control Event (a) If any Fundamental Control Event occurs: (i) the Parent shall promptly notify the Agent upon becoming aware of that event; (ii) a Lender shall not be obliged to fund a Utilisation; and (iii) if the Majority Lenders so require, the Agent shall, by notice to the Parent, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice. (b) Notwithstanding Clause 8.2(a)(iii), if a Fundamental Control Event described in Clause (a) occurs and if any Lender so requires, the Agent shall, by notice to the Parent cancel the Commitments of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice. 8.3 Mandatory Prepayment - Material Disposal Proceeds (a) The Parent shall: (i) notify the Agent of the receipt of any Material Disposal Proceeds promptly upon the relevant member of the Group becoming entitled to receive such Material Disposal Proceeds; and (ii) subject to Clause 9 (Restrictions), be obliged to procure that the Borrowers repay the Loans (so that they are reduced by the same proportions and rateably amongst the applicable Lenders) in an amount equal to the Material Disposal Proceeds on the last day of the Interest Period of each such Loan, provided that if an Event of Default has occurred prior to the last day of an Interest Period of a Loan and is continuing, the amount of the relevant prepayment shall be due and payable within 3 (three) Business Days of receipt by the Parent of the Material Disposal Proceeds. (b) All Material Disposal Proceeds shall, for the purposes of making the prepayments contemplated in Clause 8.3(a)(ii) and to the extent required, be converted into dollars at the Agent’s Spot Rate of Exchange. (c) For purposes of this Clause 8.3: (i) Disposal Proceeds means the cash consideration received by any member of the Group in respect of the Disposal of (x) a Material Asset or any portion or part of a Material Asset or (y) the shares in a company or interests in any other entity which owns the Material Asset (including any amount received in repayment of intercompany debt pursuant to the Disposal of a Material Asset and any amount received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option) or (z) all or any portion or part of 50 EMEA 154791766 the joint venture property of the Wafi-Golpu Joint Venture, at any time after the Signature Date but prior to the date of full and final repayment of the Loans, and after deducting: (A) any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and (B) any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance). (ii) Disposal means a sale, lease, license, transfer, loan or other disposal by a person (whether by a voluntary or involuntary single transaction or series of transactions). (iii) Material Disposal Proceeds means that portion of Disposal Proceeds which, when aggregated with any other Disposal Proceeds previously received by any member of the Group, is in excess of ZAR2,000,000,000 (two billion Rand) or the equivalent thereof in any other currency or currencies, excluding any Disposal Proceeds received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option but only to the extent that such Disposal Proceeds are reinvested by the relevant member of the Group in the relevant operations relating to the Buy-In Option or in the business of another Obligor or otherwise retained by an Obligor and not used to make any Distribution. (d) The Borrowers are entitled to use the Material Disposal Proceeds to prepay the Facilities. Any portion of a Facility prepaid pursuant to this Clause 8.3 will be cancelled. 8.4 Mandatory Prepayment - Sanctioned Transaction Upon any breach of Clause 20.23 (Sanctions and Anti-Corruption), Clause 23.13 (Sanctions and Anti-Corruption) or Clause 23.2(b) (Compliance with Laws): (a) any Lender may elect to cancel its Commitments by notice to the Parent; (b) upon a Lender notifying the Parent, each Available Facility of that Lender will be immediately cancelled; and (c) each Borrower shall repay that Lender’s participation in the Loans made to the relevant Borrower on the last day of the Interest Period occurring after the Lender has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Parent (being no earlier than the last day of any applicable grace period permitted by law or, if earlier, any other legal obligation) and that Lender’s corresponding Commitments shall be cancelled in the amount of the participations repaid. 8.5 Mandatory Prepayment – failure to implement Scheme (a) The Parent must promptly notify the Agent if the Collapse Date occurs. (b) After notification under paragraph (a) above, the Agent may, and must if so directed by the Majority Lenders, by notice to the Parent: (i) cancel the Total Commitments whereupon they are immediately cancelled; 51 EMEA 154791766 (ii) declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they become immediately due and payable; and/or (iii) declare that all or part of the Loan be payable on demand, whereupon it immediately becomes payable on demand by the Agent on the instructions of the Majority Lenders. (c) Any notice given under this Clause will take effect in accordance with its terms and each Obligor must comply with any such notice. 8.6 Mandatory Prepayment – Relevant Issuance The Borrowers must: (a) promptly notify the Agent of receipt of any Net Proceeds; and (b) other than in respect of any Lender who waives the requirement to have its Loans prepaid under this Clause 8.6 (Mandatory Prepayment – Relevant Issuance) promptly, and in any event within 3 Business Days of receipt of such Net Proceeds, apply or must procure there is applied promptly an amount equal to any Net Proceeds in or towards the prepayment of the Loans. 8.7 Application of Mandatory Prepayments and Cancellations (a) A prepayment of Loans or cancellation of Available Commitments made under Clause 8 (Mandatory Prepayment and Cancellation) shall be applied in prepayment of Loans in the following order: (i) firstly, against the Loans on a pro rata basis between each Loan; and (ii) secondly, if applicable, in cancellation of Available Commitments under the Facilities. (b) The Borrowers shall prepay Loans, in the case of any prepayment relating to the amounts of Material Disposal Proceeds or Net Proceeds , promptly upon receipt of those proceeds. (c) A prepayment under Clause 8 (Mandatory Prepayment and Cancellation) shall prepay the Loans in amounts which reduce the Loans by the same proportion. 9. Restrictions 9.1 Notices of Cancellation or Prepayment Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Voluntary Prepayment and Cancellation), Clause 8 (Mandatory Prepayment and Cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 9.2 Interest and other Amounts Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

52 EMEA 154791766 9.3 No Reborrowing of Facilities No Borrower may reborrow any part of the Facilities which is repaid or prepaid. 9.4 Prepayment in accordance with Agreement No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 9.5 No Reinstatement of Commitments Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 9.6 Agent’s Receipt of Notices If the Agent receives a notice under Clause 7 (Voluntary Prepayment and Cancellation) or Clause 8.1 (Mandatory Prepayment – Illegality), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate. 9.7 Effect of Repayment and Prepayment on Commitments If all or part of any Lender’s participation in a Loan under the Facilities is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 9.8 Application of Prepayments (a) Any prepayment of a Loan (other than a prepayment pursuant to Clause 8.1 (Mandatory Prepayment - Illegality) or Clause 7.3 (Right of Cancellation and Repayment in relation to a Single Lender)) shall be applied pro rata to each Lender’s participation in that Loan. (b) For any prepayment under Clause 8.3 (Mandatory Prepayment - Material Disposal Proceeds) or Clause 8.6 (Mandatory Prepayment – Relevant Issuance), the aggregate amount required to be applied in prepayment shall be applied first in payment of accrued interest on the amount to be prepaid and second to the prepayment of principal. 53 EMEA 154791766 Section 5 Costs of Utilisation 10. Interest 10.1 Calculation of Interest (a) The rate of interest on each Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Loan is not an RFR Banking Day, the rate of interest on that Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 10.2 Payment of Interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period. 10.3 Default Interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 15.4 shall be immediately payable by the Obligor on demand by the Agent. (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 10.4 Notifications (a) The Agent shall promptly upon an Interest Payment being determinable notify: (i) the relevant Borrower of that Interest Payment; (ii) each relevant Lender of the proportion of that Interest Payment which relates to that Lender's participation in the relevant Loan; and (iii) the relevant Lenders and the relevant Borrower of: (A) each applicable rate of interest relating to the determination of that Interest Payment; and (B) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Loan. This paragraph (a) shall not apply to any Interest Payment determined pursuant to Clause 12.3 (Cost of funds) (b) The Agent shall promptly notify the relevant Borrower (or the Parent) of each Funding Rate relating to a Loan. 54 EMEA 154791766 (c) The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Loan to which Clause 12.3 (Cost of funds) applies (d) This Clause 10.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day. 11. Interest Periods 11.1 Interest Periods (a) Subject to this Clause 11.1, each Interest Period will be 1 Month, or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders). (b) The first Interest Period for any Loan to be borrowed on the first Utilisation Date shall start on the first Utilisation Date and shall end on the date falling one (1) Month after the first Utilisation Date. The first Interest Period for any Loan other than any Loan borrowed on the first Utilisation Date shall start on the Utilisation Date for that new Loan and end on the last day of the then current Interest Period for the Loans borrowed on the first Utilisation Date (and any such Loans shall be consolidated in accordance with Clause 11.3 (Consolidation of Loans)). Each subsequent Interest Period shall start on the last day of its preceding Interest Period. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. 11.2 Non-Business Days Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period. 11.3 Consolidation of Loans If two or more Interest Periods relate to Loans made to the same Borrower and end on the same date, those Loans will, be consolidated into, and treated as, a single Loan on the last day of the Interest Period. 12. Changes to the Calculation of Interest 12.1 Interest calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Loan; and (b) “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms, Clause 12.3 (Cost of funds) shall apply to that Loan for that Interest Period. 12.2 Market disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms; and (b) before the Reporting Time the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35% (thirty five) per cent. of that Loan) that its 55 EMEA 154791766 cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 12.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 12.3 Cost of funds (a) If this Clause 12.3 applies to a Loan for an Interest Period, Clause 10.1 (Calculation of interest) shall not apply to that Loan for that Interest Period and the rate of interest on that Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. (b) If this Clause 12.3 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties. (d) If this Clause 12.3 applies pursuant to Clause 12.2 (Market disruption) and: (i) a Lender's Funding Rate is less than the Market Disruption Rate; or (ii) a Lender does not notify a rate to the Agent by the Reporting Time, that Lender's cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. (e) Subject to paragraph (d) above if this Clause 12.3 applies but any Lender does not notify a rate to the Agent by the Reporting Time the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders. (f) If this Clause 12.3 applies the Agent shall, as soon as is practicable, notify the Company. 12.4 RFR Banking Day / SIFMA Notwithstanding any other provision of this Agreement, the Agent may at any time (without the consent of the other Parties) make modifications to certain provisions of this Agreement relating to Loans for which interest is calculated by reference to the Compounded Reference Rate in line with commentary or guidance from the Loan Market Association published on or after the date of the Agreement to address potential mismatches between a day on which the Securities Industry and Financial Markets Association is open (and which is therefore a RFR Banking Day) but SOFR is not published for that day. The Agent shall promptly notify the other Parties of any such modifications. 12.5 Break Costs (a) If an amount is specified as Break Costs in the Reference Rate Terms, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Loan or Unpaid Sum

56 EMEA 154791766 being paid by that Borrower on a day prior to the last day of an Interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable. 13. Fees 13.1 Commitment Fee (a) The Parent shall pay (or procure there is paid) to the Agent (for the account of each Lender) a fee in dollars computed at the percentage rate per annum equal to the percentage of the Margin as set out in the table below on that Lender’s Available Commitment for the Availability Period: Days since 26 May 2025 % of Margin 0-30 inclusive 0 31-60 inclusive 20 61-90 inclusive 30 91+ 35 (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 13.2 Underwriting and Arrangement Fee The Parent shall pay to the Arrangers underwriting and/or arrangement fees in the amount and at the times agreed in a Fee Letter. 13.3 Agency Fee The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 57 EMEA 154791766 Section 6 Additional Payment Obligations 14. Tax Gross-Up and Indemnities 14.1 Definitions In this Agreement: “Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Tax Payment” means an additional payment made by an Obligor to a Finance Party under Clause 14.2 (Tax Gross-Up) or a payment under Clause 14.3 (Tax Indemnity). Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination. 14.2 Tax Gross-Up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the amount of the payment is equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 14.3 Tax Indemnity (a) The Obligor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 58 EMEA 154791766 (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facilities Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an additional payment under Clause 14.2 (Tax Gross-Up); or (B) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent. 14.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 14.5 Stamp Taxes The Obligors shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 14.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same 59 EMEA 154791766 time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 14.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or other applicable local law equivalent, including under the GST Law). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply. 14.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party;

60 EMEA 154791766 (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 14.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties. 15. Increased Costs 15.1 Increased Costs (a) Subject to Clause 15.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application by any authority or by financial institutions generally of) any law or regulation, after the Signature Date; or (ii) the interpretation, administration or application by any authority or by financial institutions generally after the Signature Date of any law or regulation introduced prior to the Signature Date; or (iii) compliance 61 EMEA 154791766 with any law or regulation made after the Signature Date, and shall include without any limitation, Basel III, CRD IV and/or CRD V. (b) In this Agreement “Increased Costs” means: (i) a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. (c) The terms law and regulation in this Clause 15.1 (Increased costs) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax. 15.2 Increased Cost Claims (a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent and the Obligors’ Agent. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs, a copy of which shall be provided to the Obligors’ Agent. 15.3 Exceptions (a) Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 14.3 (Tax Indemnity) (or would have been compensated for under Clause 14.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax Indemnity) applied); or (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the failure by the relevant Finance Party to make any required filing with any regulatory authority. (b) In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 14.1 (Definitions). 16. Other Indemnities 16.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against that Obligor; or 62 EMEA 154791766 (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 16.2 Environmental Indemnity The Obligors hereby, unconditionally and irrevocably, indemnify each Finance Party, each Affiliate of a Finance Party and their respective directors, officers, employees, agents, advisors and representatives (together, the “Indemnified Parties”) on demand against any losses, claims, damages, liabilities or other costs or expenses suffered or incurred by that Indemnified Party (except to the extent solely caused by such Indemnified Party’s own gross negligence or wilful default) as a result of: (a) any breach of any Environmental Law (whether by a Borrower or any other member of the Group); (b) an Environmental Claim; or (c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Environmental Claim and any other enquiry, investigation, subpoena (or similar order) or litigation in respect of any breach of any Environmental Law that has or is reasonably likely to give rise to a liability for any Indemnified Party, which relates to any member of the Group, any assets of any member of the Group or the operation of all or part of the business of any member of the Group and which would not have arisen if the Finance Documents or any of them had not been executed by that Finance Party. Any Affiliate or any director, officer or employee of a Finance Party or its Affiliate may rely on this Clause 16.2 as a stipulation for its or his or her benefit, capable of acceptance at any time. 16.3 Other Indemnities (a) The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Arranger and each other Finance Party against any cost, loss or liability incurred by it as a result of: (i) the occurrence of any Event of Default; (ii) any information produced or approved by any Borrower/any Obligor/any member of the Group being misleading and/or deceptive in any respect; (iii) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement except as may otherwise be ordered by a court of competent jurisdiction in circumstances where the relevant Finance Party was the plaintiff or applicant in such proceedings; 63 EMEA 154791766 (iv) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties); (v) funding, or making arrangements to fund, its participation in a Loan requested by the Parent or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (vi) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent. (b) The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). (c) The Parent shall promptly indemnify and hold harmless each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of any Existing CTA Relevant Breach. (d) No Obligor shall take any proceedings against the Finance Parties, or any of them (and the Parent shall promptly indemnify the Finance Parties against any cost, loss or liability incurred by a Finance Party as a result of any such proceedings) in respect of any Existing CTA Relevant Breach. (e) Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 16.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act. 16.4 Indemnity to the Agent The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; or (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised. 16.5 Default At any time after the occurrence of a Default and for so long as it is continuing or where the Agent reasonably believes there is a Default, upon the written request of the Agent with reasonable prior notice, each Obligor shall permit representatives of the Finance Parties during normal office hours, to visit and inspect any of the premises where its business is conducted, to have access to (and copies of) accounts and records and shall afford reasonable co-operation at all times to the Finance Parties and such representatives.

64 EMEA 154791766 17. Mitigation by the Lenders 17.1 Mitigation (a) Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facilities ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Mandatory Prepayment - Illegality) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facilities Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 17.2 Limitation of Liability (a) The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably): (i) any law or regulation would not allow or permit it; or (ii) to do so might be prejudicial to it. 18. Costs and Expenses 18.1 Transaction Expenses The Parent shall, promptly on demand, pay the Agent, the Arranger and the Original Lenders the amount of all properly evidenced costs and expenses (including agreed or reasonable legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement. 18.2 Amendment Costs If an Obligor requests an amendment, waiver or consent, the Parent shall, within 3 (three) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement. 18.3 Enforcement Costs The Parent shall, within 3 (three) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 65 EMEA 154791766 Section 7 Guarantee 19. Guarantee and Indemnity 19.1 Guarantee and Indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents; (b) undertakes with each Finance Party that: (i) whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (ii) if an Ipso Facto Event is continuing, then immediately on demand by the Agent that Guarantor shall pay all Loans, accrued interest and any other amounts referred to in Clause 25.19 (Acceleration) as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability that Finance Party incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Obligor under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee. 19.2 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 19.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 19.4 Waiver of Defences The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; 66 EMEA 154791766 (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any Facilities or the addition of any new Facilities under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency, business rescue or similar proceedings. 19.5 Guarantor Intent Without prejudice to the generality of Clause 19.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to: (a) the obligations of each other Obligor under the Finance Documents following any extension of the Termination Date under Clause 6.2 (Extension Option) and remain in full force and effect and continue and extend to the liabilities and obligations of the Borrowers under this Agreement and the other Finance Documents following that extension; and (b) any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any Facilities or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such Facilities or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 19.6 Immediate Recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 19.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, 67 EMEA 154791766 or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19. 19.8 Deferral of Guarantors’ Rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and Indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment Mechanics). 19.9 Release of Guarantors’ Right of Contribution If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

68 EMEA 154791766 19.10 Additional Security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 19.11 Waiver and abandonment of Jersey customary law rights Without prejudice to the generality of any other waiver granted in any Finance Document, each Obligor irrevocably abandons and waives any right it may have at any time under Jersey law whether existing or future: (a) whether by virtue of the droit de division or otherwise, to require that any liability under any Finance Document be divided or apportioned with any other person or reduced in any manner whatsoever; and (b) whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against that Obligor under any Finance Document. 69 EMEA 154791766 Section 8 Representations, Undertakings and Events of Default 20. Representations 20.1 General (a) Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party. (b) In relation to the representations and warranties made on the date of this Agreement and any other date on or before the Closing Date, it is assumed that: (i) the Scheme has become Effective; (ii) transfer to the Company of the Scheme Shares on the Closing Date has occurred; and (iii) the Parent has the knowledge of Senior Management. 20.2 Status (a) It is a limited liability corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation. (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 20.3 Binding Obligations The obligations expressed to be assumed by it in each Transaction Document to which it is a party are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations. 20.4 Non-Conflict with other Obligations (a) Subject to paragraph (b) below, the entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with: (i) any law or regulation applicable to it; (ii) its constitutional documents; or (iii) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets and where this applies to its Subsidiaries or its Subsidiaries’ assets only, in a manner which would have a Material Adverse Effect. (b) Paragraph (a)(iii)above applies in respect of the Existing CTA with effect from the Closing Date only. 20.5 Power and Authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents and no limits on its powers will be exceeded or breached as a result. 70 EMEA 154791766 20.6 Benefit The entry into the Transaction Documents to which it is a party is for its commercial benefit. 20.7 Validity and Admissibility in Evidence (a) Subject to paragraph (b) below, all Authorisations required: (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; (ii) to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; (iii) for it to carry on its business; and (iv) for its Subsidiaries to carry on their respective businesses, but only to the extent such are material Authorisations, have been obtained or effected and are in full force and effect or will be obtained or effected prior to its entry into the relevant Transaction Documents, save that in respect of Clauses 20.7(a)(iii) and 20.7(a)(iv) above, only to the extent failure to obtain or effect those Authorisations would have a Material Adverse Effect. (b) Paragraph (a) above shall apply to the Closing Date Authorisations on and with effect from the Closing Date. 20.8 Governing Law and Enforcement Subject to the Legal Reservations: (a) the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; (b) any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 20.9 Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party. 20.10 No Filing or Stamp Taxes Under the law of its jurisdiction of incorporation, it is not necessary that the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to those Transaction Documents or the transactions contemplated by those Transaction Documents. 20.11 No Default (a) Subject to paragraph (b) below: (i) no Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document; and (ii) no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect. 71 EMEA 154791766 (b) Paragraph (a) above applies in respect of the Existing CTA with effect from the Closing Date only. 20.12 No Misleading Information Each Obligor makes the representations and warranties in this Clause 20.12 so far as it is aware after making reasonable enquiries in respect of information provided by it. (a) All information supplied by the Parent, any Obligor or any other member of the Group to the Agent or any other Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect. (b) It has not knowingly withheld information which, if disclosed, would reasonably be expected to materially and adversely affect the decisions of the Lenders to provide finance to the Borrowers. (c) The Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements of the Parent, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Parent. (d) Any financial projection or forecast contained in the Information Memorandum or the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration. (e) The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum or the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds. (f) No event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Information Package being untrue or misleading in any material respect. (g) All material information provided to a Finance Party by or on behalf of the Parent or the Company in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied. The representations and warranties made with respect to the Reports are made by each Obligor in this Clause 20.12 (No Misleading Information) only so far as it aware after making due and careful enquiry. 20.13 Financial Statements (a) Its Original Financial Statements were prepared in accordance with IFRS consistently applied.

72 EMEA 154791766 (b) Its Original Financial Statements fairly present its financial condition and operations (consolidated in the case of the Parent and the Target) during the relevant Financial Year. (c) The most recent financial statements delivered pursuant to Clause 21.1 (Financial Statements) have been prepared in accordance with IFRS as applied to the Original Financial Statements and give a true and fair view of (if audited) or fairly present (if unaudited) the Group’s consolidated financial condition and each Obligor’s financial condition as at the end of, and consolidated results of operations for, the period to which they relate. (d) Since the date of the Original Financial Statements there has been no material adverse change in the business, assets or financial condition of the Group. 20.14 Insurance It maintains insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies. 20.15 Assets and Intellectual Property Rights (a) It has good title to or valid leases or licenses over all of the assets necessary and material to carry on its business. (b) As far as it is aware, it will not nor will any of its Subsidiaries, in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which is likely to have a Material Adverse Effect. 20.16 Pari Passu Ranking Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 20.17 No Proceedings Pending or Threatened Save to the extent disclosed in Schedule 14 (Disclosed Potential Environmental Claim), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. 20.18 Insolvency and Financial Distress (a) No: (i) corporate action, legal proceeding or other procedure or step described in Clause 25.9 (Insolvency and Business Rescue Proceedings); or (ii) creditors’ process described in Clause 25.10 (Creditor’s Process), has been taken by it or in relation to it or to the best of its knowledge and belief (having made due and careful enquiry) by or in relation to any other member of the Group; and none of the circumstances described in Clause 25.8 (Insolvency) applies to it or to the best of its knowledge and belief (having made due and careful enquiry) any other member of the Group. 73 EMEA 154791766 (b) Neither it nor any member of the Group is Financially Distressed (as defined in section 128 of the South African Companies Act), or, given similar meaning under any applicable company legislation and regulations, in Australia or Papua New Guinea). (c) The representations and warranties set out in this Clause 20.18 do not apply to the members of the Group listed in Schedule 16 (Companies to be Wound Up/Reorganised). 20.19 No Breach of Laws (a) Subject to Clause 20.23 (Sanctions and Anti-Corruption), it has not (and to the best of its knowledge and belief (having made due and careful enquiry) none of its Subsidiaries has) breached any law or regulation which breach has or might reasonably be expected to have a Material Adverse Effect. (b) No labour disputes or industrial action are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or might reasonably be expected to have a Material Adverse Effect. 20.20 Environmental Laws (a) Save to the extent disclosed in Schedule 14 (Disclosed Potential Environmental Claim), each member of the Group is in compliance with Clause 23.3 (Environmental Compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might reasonably be expected to have a Material Adverse Effect. (b) Save to the extent disclosed in Schedule 14 (Disclosed Potential Environmental Claim), no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect. 20.21 Authorised Signatories Any person specified as its authorised signatory in the documents delivered under Schedule 2 (Conditions precedent) or paragraph (i) of Clause 21.7 (Information: Miscellaneous) is authorised to sign Utilisation Requests (in relation to the Parent or the Company only) and other notices on its behalf. 20.22 No Immunity In any proceedings taken in South Africa, Australia or Papua New Guinea or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document. 20.23 Sanctions and Anti-Corruption (a) Neither the Parent, nor any other member of the Group: (i) is a Sanctioned Entity and nor, to the knowledge of the Parent (having made due and careful enquiry), any other member of the Group or any of their directors, officers or employees, is any agent of the Parent or any other member of the Group that will act in any capacity in connection with or benefit from the credit Facilities established hereby, a Sanctioned Entity; 74 EMEA 154791766 (ii) is using, nor will use the proceeds of the Facilities for the purpose of financing or making funds available directly or indirectly to any Sanctioned Entity, to the extent such financing or provision of funds would currently be prohibited by Anti-Corruption Laws or applicable Sanctions or would otherwise cause any person to be in breach of Anti-Corruption Laws or Sanctions; or (iii) is contributing, nor will contribute or otherwise make available the proceeds of the Facilities to any other person or entity for the purpose of financing the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions. (b) None of the Parent, any member of the Group, any director or officer of the Parent or any other member of the Group: (i) has been or is targeted under any Sanctions, or has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; or (ii) has violated or is violating any applicable Sanctions. (c) The Parent has and maintains in effect policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. (d) None of the Parent, any member of the Group, any director or officer, or any employee, agent, or Affiliate, of the Parent or any member of the Group: (i) is a person that is, or is owned or controlled by persons that are, the subject of any Sanctions; (ii) has knowingly engaged in any activity that would reasonably be expected to result in the Parent, any member of the Group, any director or officer, or any employee, agent, or Affiliate, of the Parent or any member of the Group being designated as a Sanctioned Entity; or (iii) is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). (e) The foregoing representations in this Clause 20.23 will not apply to any party hereto to which (i) Council Regulation (EC) 2271/96 (or any law or regulation implementing such Regulation in any member state of the European Union) and/or Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (the “Blocking Law”) or (ii) the UK Protection of Trading Interests Legislation (“UKPTIL”) applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of any provision of, the Blocking Law or the UKPTIL, as applicable. 20.24 Guarantors (a) The Parent and each other Material Group Company (other than a member of the Target Group) is or will be a Guarantor on the date of this Agreement and on Financial Close. (b) The aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA), the aggregate gross assets and the aggregate turnover of the Obligors on Financial Close (calculated on an unconsolidated basis and excluding all intra-Group items) is equal to or exceeds 80% (eighty per cent) of the 75 EMEA 154791766 aggregate of EBITDA, the consolidated gross assets and the consolidated turnover of the Group. 20.25 Intercompany Loans As of the first Utilisation Date, save for: (a) the intercompany loans contemplated in Schedule 18 (Inter-Company Loans); and (b) the intercompany loans under paragraph (b) of the definition of “Permitted Loans”, no other intercompany loans exist between the members of the Group. 20.26 Acquisition Documents, Disclosures and other Documents (a) The Acquisition Documents contain all the relevant terms of and disclosures in relation to the Acquisition. (b) There is no disclosure made in the Disclosure Materials or any other disclosure to the Acquisition Documents which has or may have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information Package. (c) To the best of its knowledge no representation or warranty (as qualified by the Disclosure Materials) given by any party to the Acquisition Documents is untrue or misleading in any material respect. 20.27 Implementation As at the date of this Agreement and Financial Close, it intends that the Acquisition will be implemented in accordance with the terms of the Scheme Implementation Deed. 20.28 Taxes (a) It has paid all Taxes due and payable by it. (b) Each head company, representative member or equivalent entity of any Tax group of which it has been a member (including any Tax Consolidated Group and GST Group) has paid all Tax due and payable by it. (c) At all times during which it has been a member of a Tax Consolidated Group, it has been a party to a validly executed Tax Sharing Agreement and Tax Funding Agreement. 20.29 Related Party Benefit and Financial Assistance The entry into and delivery by it of, and the transactions contemplated by, the Transaction Documents to which it is a party does not contravene Chapter 2E or 2J.3 of the Australian Corporations Act in any material respect. 20.30 Trustee It does not enter into any Finance Document as a trustee. 20.31 Times When Representations Made (a) All the representations and warranties in this Clause 20 are made by each Original Obligor on the date of this Agreement. (b) All the representations and warranties in this Clause 20 are deemed to be made by each Obligor on the Closing Date.

76 EMEA 154791766 (c) Subject to paragraph (d) below, the Repeating Representations are deemed to be made by each Obligor: (i) on the date of each Utilisation Request; (ii) on each Utilisation Date; (iii) on the first day of each Interest Period; (iv) the date of any Extension Request; and (v) in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor. (d) Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 21. Information Undertakings The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 21.1 Financial Statements The Parent shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year; (b) as soon as the same became available, but in any event within 150 (one hundred and fifty) days after the end of each of its Financial Years, the audited financial statements of each Obligor for that Financial Year; and (c) as soon as the same become available, but in any event within 60 (sixty) days after the end of each half of each of its Financial Years, its consolidated financial statements for that financial half year. 21.2 Management Accounts The Parent shall supply to the Agent in sufficient copies for all Lenders, as soon as the same become available, but in any event within 60 (sixty) days of the end of each Financial Quarter, the management accounts, in form and substance acceptable to the Agent, reflecting the financial position of the Obligors, in respect of such Financial Quarter. 21.3 Provision and Contents of Compliance Certificate (a) The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements) and with each set of management accounts delivered pursuant to Clause 21.2 (Management Accounts), a Compliance Certificate: (i) setting out (in reasonable detail) computations as to compliance with Clause 22.1 (Financial Covenants) as at the date as at which those financial statements were drawn up; 77 EMEA 154791766 (ii) certifying whether there has been any change in the members of the Group which are Material Group Companies as at the date as at which those financial statements were drawn up; (iii) confirming compliance with the requirements of Clause 23.19 (Guarantor Coverage) as at the date as at which those financial statements were drawn up together with computations setting out such compliance in reasonable detail, provided that the obligation to confirm compliance with the requirements of Clause 23.19 (Guarantor Coverage) pursuant to such Compliance Certificate shall only apply in relation to a Compliance Certificate delivered in respect of a period for which financial statements are delivered in terms of Clause 21.1 (Financial Statements); and (iv) confirming that no Default has occurred and is continuing or, if a Default has occurred, what Default has occurred and the steps being taken to remedy that Default. (b) Each Compliance Certificate shall be signed by the chief financial officer or the financial director of the Parent. (c) In the event that a set of financial statements delivered pursuant to Clauses 21.1(a) and 21.1(b) is restated, the Parent must submit a new Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22.1 (Financial Covenants) as at the date at which those financial statements were restated. 21.4 Requirements as to Financial Statements (a) Each set of financial statements delivered by the Parent pursuant to Clause 21.1 (Financial Statements) shall be certified by a director of the relevant company as giving a true and fair view if audited, or fairly presenting, if unaudited, its financial condition as at the date as at which those financial statements were drawn up. (b) The Parent shall procure that each set of consolidated financial statements delivered pursuant to Clause 21.1 (Financial Statements) is prepared using IFRS. (c) The Parent shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial Statements) is prepared using IFRS (to the extent IFRS was applied), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IFRS (to the extent IFRS was applied), the accounting practices or reference periods, and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the IFRS (to the extent IFRS was applied), accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22.1 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements. (d) Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 78 EMEA 154791766 21.5 Financial Year-End The Parent shall ensure that its Financial Year and the Financial Year of each other member of the Group does not change without the prior written consent of the Agent. 21.6 Environmental Report (a) Within ten (10) Business Days of becoming aware of such non-compliance or any breach, the Parent shall provide to the Agent: (i) details of any non-compliance with applicable Environmental Law or any Environmental Permit; (ii) details of any suspension, revocation, cancellation, annulment or amendment of any Environmental Permit; and (iii) details of any breach of any Environmental Permit. (b) The Parent shall provide the Agent (in sufficient copies for all the Lenders, if the Agent so requests) all supplemental information to the Parent’s Integrated Annual Report, which includes information regarding, without limitation: (i) environmental and social progress in the relevant reporting period; (ii) results of environmental monitoring, including dust fallout monitoring, stack emission monitoring, fugitive dust monitoring, potable water analysis (including taps and game reserve boreholes), discharge effluent analysis (including sewerage and settling dams), monitoring boreholes and noise monitoring; (iii) confirmation of compliance with all Environmental Laws and Environmental Permits (as and when they become applicable); (iv) details of any non-compliances/partial-compliances with any Environmental Laws and associated rectification actions; (v) details and updates as to the status of any water use licence applications made by the Parent or any other member of the Group in terms of the National Water Act, 1998 of South Africa; and (vi) a copy of any exemption, and the conditions related thereto, issued by the National Nuclear Regulator of South Africa to the Parent or any other member of the Group. 21.7 Information: Miscellaneous The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; (b) promptly upon becoming aware of them, details and copies of any material and substantive changes (excluding for the avoidance of doubt, administrative or procedural changes) proposed to or made to its constitutional documents or the constitutional documents of it or any other Obligor, including the filing of any Memorandum of Incorporation under the South African Companies Act or under any applicable company legislation and regulations in Australia or Papua New Guinea; 79 EMEA 154791766 (c) as soon as reasonably practicable, but in any event within 7 (seven) Business Days of becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and which may, if adversely determined, have a Material Adverse Effect; (d) as soon as reasonably practicable, but in any event within 7 (seven) Business Days of being requested by the Agent, such further information regarding the financial condition, business and operations of it or any other member of the Group as any Finance Party (through the Agent) may reasonably request in order to assess the Parent’s or any other Obligor’s ability to perform its obligations under the Finance Documents; (e) as soon as reasonably practicable, but in any event within 7 (seven) Business Days of it becoming aware of any transfer or issue or proposed transfer or issue of shares of any member of the Group or other corporate action or proposed corporate action that would constitute a Fundamental Control Event; (f) regular updates (at intervals of no less than 6 (six) months or sooner as and when such information becomes available) on the progress of applications for all Environmental Permits and Authorisations required for its operations or proposed operations in Papua New Guinea; (g) promptly, notice of any suspension or cancellation of any Authorisation relating to its operations where given by the relevant Minister under the Mineral and Petroleum Resources Development Act, 2002 or other Mining Law (other than temporary stoppages under the Mine Health and Safety Act, 1996) or similar legislation in Papua New Guinea;] (h) such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any other Finance Party) in order for the Agent and each other Finance Party to demonstrate compliance with the Equator Principles in respect of their lending or any other financial exposure to the Parent under the Finance Documents; (i) as soon as reasonably practicable, but in any event within 7 (seven) Business Days of (but in any event prior to any notices being given by an authorised signatory) any change in authorised signatories of it or any other Obligor signed by a director or company secretary of it or such other Obligor (as the case may be) accompanied by specimen signatures of any new authorised signatories; (j) as soon as reasonably practicable, but in any event within 7 (seven) Business Days of request by the Agent such additional information or documentation as the Agent may require in order to verify that any signatory referred to in paragraph (i) above has been duly authorised; (k) as soon as reasonably practicable, but in any event within 1 (one) Month after the end of each of its Financial Years, its annual business plan as approved by the board of directors of the Parent; and (l) promptly, such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard banking practice. 21.8 Notification of Default (a) The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Parent is aware that a notification has already been provided by another Obligor).

80 EMEA 154791766 (b) Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by 2 (two) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 21.9 DAC6 The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Finance Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Finance Documents contains a hallmark as set out in Annex IV of DAC6; and (b) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 21.10 “Know Your Customer” Checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 81 EMEA 154791766 (c) The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 28 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor. 22. Financial Covenants 22.1 Financial Covenants The Parent shall ensure that: (a) the Interest Cover Ratio shall not be less than 5 times in respect of any Ratio Test Period; and (b) the Leverage Ratio shall be less than 2.5 times for any Ratio Test Date. 22.2 Financial Testing For the purpose of testing compliance with the requirements of 22.1 (Financial Covenants): (a) subject to the remaining provisions of this Clause 22, the financial covenants set out in Clause 22.1 (Financial Covenants) shall be calculated in accordance with IFRS and tested by reference to each of the financial statements delivered pursuant to Clause 21.1 (Financial Statements) and/or such other information required in relation to certain of the components of the financial covenants where required and/or each Compliance Certificate delivered pursuant to Clause 21.3 (Compliance Certificate); and (b) the Parent shall deliver a reconciliation between the financial statements delivered pursuant to Clause 21.1 (Financial Statements) and such financial statements as adjusted so as to exclude Financial Indebtedness in respect of a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease and calculate the financial covenants pursuant to this Clause. 23. General Undertakings The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 23.1 Authorisations Each Obligor shall (and the Parent shall ensure that each other Obligor will) promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and 82 EMEA 154791766 (b) supply certified copies to the Agent on request of, any Authorisation required to enable it to conduct its business and to perform its obligations under the Transaction Documents and to ensure (subject to the Legal Reservations to the extent they may make it impossible to do so) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document. 23.2 Compliance with Laws (a) Subject to Clause 23.2(b), each Obligor shall (and the Parent shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject where failure to do so has or might reasonably be expected to have a Material Adverse Effect. (b) Each Obligor shall (and the Parent shall ensure that each other member of the Group will) comply in all respects with all Anti-Corruption Laws and any Sanctions. (c) The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. 23.3 Environmental Compliance Each Obligor shall (and the Parent shall ensure that each other member of the Group will): (a) comply with all Environmental Law; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or might reasonably be expected to have a Material Adverse Effect. 23.4 Environmental Claims Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against it or any other member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any other member of the Group. 23.5 Insurance Each Obligor shall (and the Parent shall ensure that each member of the Group shall) maintain insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies. 23.6 Negative Pledge (a) No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets and/or shares. 83 EMEA 154791766 (b) No Obligor shall (and the Parent shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into or permit to subsist any title retention arrangement; (iv) enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (v) enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of securing the raising of Financial Indebtedness or of securing the financing of the acquisition of an asset. (c) Clauses 23.6(a) and 23.6(b) above do not apply to any Permitted Security. 23.7 Disposals (a) No Obligor shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. (b) Clause 23.7(a) above does not apply to any sale, lease, transfer or other disposal: (i) made in the ordinary course of business of the disposing entity; (ii) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose; (iii) made between the Obligors; (iv) of Cash or Cash Equivalent Investments not prohibited by the Finance Documents; (v) of obsolete or redundant assets; (vi) made pursuant to the Buy-In Option; (vii) made pursuant to a Permitted Security; (viii) made pursuant to the Permitted Royalty Agreement or any Permitted Stream Agreement, provided that the principal amount raised by the Group is not increased after the date of this Agreement; (ix) of shares in any member of the Group listed in Schedule 16 (Companies to be Wound Up/Reorganised) in order to bring about a solvent corporate restructure or winding up of that member of the Group; (x) by way of a Permitted Loan; (xi) of any other assets (including any Material Assets) on arm’s length terms, for full market value and for cash consideration which is not deferred beyond a period of 1 (one) year from the date of effective transfer or conditional transfer

84 EMEA 154791766 and subject always to the Parent’s obligations under Clause 8.3 (Material Disposal Proceeds); or (xii) made with the prior written approval of the Agent (acting on behalf of the Lenders). 23.8 Change of Business The Parent shall procure that no substantial change is made to the general nature of the business of the Parent or the Group from that carried on at the Signature Date. 23.9 Loans or Credit (a) Except as permitted under Clause 23.9(b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness. (b) Clause 23.9(a) above does not apply to: (i) such arrangements existing as at the Signature Date and disclosed in Schedule 17 (Inter-Company Loans) or in the Original Financial Statements; (ii) Permitted Loans; (iii) any guarantee or indemnity given in respect of Permitted Indebtedness; or (iv) Financial Indebtedness owed by one Obligor to another Obligor. 23.10 No Guarantees or Indemnities (a) Except as permitted under Clause 23.10(b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person or grant any indemnity in favour of any person. (b) Clause 23.10(a) above does not apply to a guarantee or indemnity: (i) falling within the definition of Financial Indebtedness and which constitutes Permitted Indebtedness; or (ii) which constitutes a Permitted Guarantee. 23.11 Financial Indebtedness (a) Except as permitted under Clause 23.11(b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. (b) None of Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited shall incur or allow to remain outstanding any Financial Indebtedness other than: (i) in an aggregate amount at any time not exceeding USD30,000,000 (thirty million United States Dollars) or its equivalent in any other currency or currencies (when aggregated across all three abovementioned entities); (ii) in respect of Permitted Loans where Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited is the borrower and another member of the Group the lender and the ultimate source of such funds is not directly or indirectly derived from Financial Indebtedness incurred by a 85 EMEA 154791766 member of the Group towards a person other than the lenders under the Existing CTA. (c) Clause 23.11(a) above does not apply to Financial Indebtedness which is Permitted Indebtedness. 23.12 Auditors No Obligor shall (and the Parent shall ensure that no other member of the Group will) change its auditor to a person other than KPMG, PricewaterhouseCoopers, Ernst & Young or Deloitte without the prior written consent of the Agent. 23.13 Sanctions and Anti-Corruption (a) Each Obligor (and each Obligor shall ensure that each other member of the Group) shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. (b) Each Obligor (and each Obligor shall ensure that each other member of the Group) shall not use (or otherwise make available) the proceeds of any Loan (i) for the purpose of financing directly or indirectly the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would at that time be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions, (ii) in furtherance of an offer, payment, promise to pay or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti- Corruption Laws or (iii) in any manner that would result in the violation of any Sanctions applicable to any party to this Agreement. The foregoing sub-paragraphs (ii) and (iii) of this paragraph (b) will not apply to any party hereto to which (A) the Blocking Law or (B) the UKPTIL applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of any provision of, the Blocking Law or the UKPTIL, as applicable. (c) Each Obligor (and each Obligor will ensure that each other member of the Group) shall ensure that appropriate controls and safeguards are in place designed to prevent any proceeds of any Loan from being used contrary to Clause 23.13(a) above. 23.14 Distributions The Parent shall not declare, make or pay any Distributions if an Event of Default is continuing at the time. 23.15 Tax and Tax Grouping (a) Each Obligor shall, and shall ensure that each head company of a Tax Consolidated Group and representative member of a GST Group or equivalent entity of a Tax group of which it is or becomes a member, will: (i) file all Tax returns and other information required to be filed by it with any relevant Tax authority to ensure that it complies with all of its obligations to pay Tax; (ii) pay all Tax due and payable by it by the due date; (iii) not change the jurisdiction in which it is treated as a resident for tax purposes. (b) Each Obligor that is or becomes a member of a Tax Consolidated Group must ensure that: 86 EMEA 154791766 (i) it has entered into and is a party to a validly executed Tax Sharing Agreement and Tax Funding Agreement; (ii) the Tax Sharing Agreement and Tax Funding Agreement referred to in (i) above is not: (A) terminated, repudiated, rescinded or revoked while it is a member of that Tax Consolidated Group; or (B) amended, restated, supplemented, waived or otherwise modified in any way which would result in it ceasing to fall within the requirements of the definition of a Tax Sharing Agreement or Tax Funding Agreement, as applicable; (iii) it will provide (or will ensure that the head company provides) a copy of the Tax Sharing Agreement to the Australian Commissioner of Taxation within the period required by subparagraph 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives a notice under subsection 721-25(3) of the Tax Act; (iv) must enforce all of its rights under the Tax Sharing Agreement and Tax Funding Agreement in a manner consistent to that which a reasonable, prudent person in its position would do so as if the other parties to those agreements were independent persons with whom it was dealing with at arm’s length and not related parties; (v) take all action available to it to ensure that the Tax Sharing Agreement and Tax Funding Agreement remain in full force and effect; (vi) not grant any waiver, time or indulgence in respect of any obligations owed to it by any other person under the Tax Sharing Agreement and/or the Tax Funding Agreement without the prior written consent of each Finance Party; (vii) notify each Finance Party of any actual or alleged breach of a term of the Tax Sharing Agreement or Tax Funding Agreement promptly after its occurrence. (c) If required by the GST Act or any other law, each Obligor that is or becomes a member of a GST Group must ensure that: (i) it has entered into and is a party to a validly executed Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement; (ii) the Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement referred to in (i) above is not: (A) terminated, repudiated, rescinded or revoked while it is a member of that GST Group; or (B) amended, restated, supplemented, waived or otherwise modified in any way which would result in it ceasing to fall within the requirements of the definition of an Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement, as applicable; (iii) the representative member gives the Australian Taxation Office a copy of the Existing Indirect Tax Sharing Agreement within the period required by subsection 444-90(1D) of Schedule 1 of the Taxation Administration Act 1953 (Cth) if the Australian Taxation Office gives a notice requiring it to do so; 87 EMEA 154791766 (iv) must enforce all of its rights under the Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement in a manner consistent to that which a reasonable, prudent person in its position would do so as if the other parties to those agreements were independent persons with whom it was dealing with at arm’s length and not related parties; (v) take all action available to it to ensure that the Indirect Tax Sharing Agreement and Indirect Tax Funding Agreement remain in full force and effect; (vi) not grant any waiver, time or indulgence in respect of any obligations owed to it by any other person under the Indirect Tax Sharing Agreement and/or the Indirect Tax Funding Agreement without the prior written consent of each Finance Party; (vii) notify each Finance Party of any actual or alleged breach of a term of the Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement promptly after its occurrence. (d) Except to the extent contemplated by the Tax Sharing Agreement, Tax Funding Agreement, Indirect Tax Sharing Agreement or Indirect Tax Funding Agreement, each Obligor must take all necessary steps to ensure that it is not at any time liable for any Tax related liability other than in respect of its own assets and activities. 23.16 Acquisitions (a) No Obligor shall (and the Parent shall ensure that no other member of the Group shall) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) in excess of: (i) in relation to South African acquisitions, ZAR1,000,000,000 (one billion Rand) (or its equivalent in any other currency) in aggregate prior to the Termination Date; or (ii) in relation to acquisitions anywhere outside of South Africa, USD80,000,000 (eighty million United States Dollars) (or its equivalent in any other currency) in aggregate prior to the Termination Date. (b) Clause 23.16(a) above does not apply to: (i) the Acquisition; (ii) an acquisition of securities or investments which are Cash Equivalent Investments; (iii) an acquisition by an Obligor of an asset, business or undertaking from another Obligor; (iv) an acquisition of shares or securities pursuant to a Permitted Share Issue; (v) any acquisition financed by issuing shares of the Parent as consideration for the purchase price of the acquired asset; and (vi) an acquisition made with the prior written approval of the Agent. 23.17 Gold Price Derivative Transactions No Obligor shall (and the Parent shall ensure than no other member of the Group shall) conclude any Gold Price Derivative Transactions without the prior written consent of the Agent, other than Gold Price Derivative Transactions which are Permitted Indebtedness in terms of

88 EMEA 154791766 paragraph (f) of the definition of “Permitted Indebtedness” and provided that the Parent shall only be entitled to enter into gold price derivative transactions for: (a) a maximum amount of up to the lower of: (i) 30% (thirty per cent) of its total annual gold production as per its most recent Financial Year, per annum; and (ii) 4000kg (four thousand kilograms) of gold per quarter; (b) a maximum period of 36 (thirty six) Months from the date of entering into each gold price derivative transaction; and (c) a minimum price of: (i) ZAR550,000 (five hundred and fifty thousand Rand) per kilogram of gold for ZAR gold price derivative transactions; or (ii) USD1,200 (one thousand two hundred United States Dollars) per ounce of gold for USD gold price derivative transactions. 23.18 Share Capital No Obligor, other than the Parent, shall: (a) issue any shares except pursuant to a Permitted Share Issue; (b) alter any rights attaching to its issued shares in existence at the Signature Date without the prior written consent of the Agent; (c) take any action to convert its shares into uncertificated shares without the prior written consent of the Agent; (d) repurchase, cancel, redeem, reduce or otherwise acquire any of its share capital or grant or acquire any option, warrant or other right over its share capital without the prior written consent of the Agent; (e) permit any sale or other transfer of its shares (other than as permitted under this Agreement) without the prior written consent of the Agent. 23.19 Guarantor Coverage (a) The Parent shall ensure that: (i) each Material Group Company as at Financial Close is a Guarantor; and (ii) any member of the Group which becomes a Material Group Company after Financial Close (including, for the avoidance of doubt, the Target and its Subsidiaries) becomes a Guarantor in accordance with Clause 28 (Changes to the Obligors). (b) The Parent shall ensure that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets and the aggregate turnover of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items) is not less than 80% (eighty per cent) of the aggregate of EBITDA, the consolidated gross assets and turnover of the Group (excluding the Relevant PNG Entities) (the “Guarantor Coverage Test”), provided that in relation to an acquisition of an entity permitted under Clause 23.15 (Acquisitions) (an “Acquired Entity”) it reasonably appears that the Guarantor 89 EMEA 154791766 Coverage Test will not be satisfied immediately following such acquisition, such Acquired Entity, shall promptly, but by no later than: (i) in respect of the Target, MAC AU and CMPL, the date falling 45 days or 90 days, as applicable, in accordance with Clause 23.24 (Conditions subsequent); or (ii) in respect of any other Acquired Entity, the date falling 30 days, after date on which it becomes a member of the Group become a Guarantor in accordance with Clause 28 (Changes to the Obligors) to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Acquired Entity had been a Guarantor for the purposes of the relevant test and provided that, if the Guarantor Coverage Test is satisfied within such time period, no Default, Event of Default or other breach of the Finance Documents shall arise in respect thereof). (c) The Parent shall ensure that, to the extent that any member of the Group becomes a “Guarantor” under (and as defined in) the Existing CTA or a guarantor in respect of any other Permitted Indebtedness after the date of this Agreement, that member of the Group must become an Additional Guarantor under the Finance Documents. 23.20 Ownership The Parent shall (and each Obligor shall ensure that the Parent will) legally and beneficially own directly or indirectly 100% of the issued shares of each Guarantor (other than the Parent) at all times, except as expressly permitted under this Agreement or unless specifically agreed otherwise in writing between the Parent and the Agent. 23.21 Acquisition Undertakings The Borrowers shall: (a) comply in all material respects, with: (i) all applicable laws and regulations in respect of the Acquisition; and (ii) the terms of the Acquisition Documents; (b) promptly supply to the Agent: (i) all information in connection with the Acquisition (including information regarding progress of the Acquisition) that any Finance Party may reasonably request; (ii) notification of any amendment to any Acquisition Document; and (iii) notification of any waiver of a Scheme Condition Precedent or other condition of or in relation to the Acquisition; (c) ensure that there is no increase in the Consideration or the consideration payable per Target Share under the Scheme from that set out in the Agreed Form of the Scheme Implementation Deed, other than as may be agreed in writing between the Arrangers and the Parent; (d) ensure that there is no amendment, waiver and/or revocation to any term of the Acquisition Documents which would be reasonably expected to be materially prejudicial to the interests of the Lenders, except: (i) to the extent required by any applicable law, regulation or regulatory body (including any court); 90 EMEA 154791766 (ii) increasing the Consideration or the consideration payable per Target Share in accordance with paragraph (c) above; (iii) in relation to extending the period in which holders of Target Shares may consider the terms of the Scheme, including (1) in relation to an extension to any date for any meeting or court hearing and/or (2) by reason of the adjournment of any meeting or court hearing, in each case, in connection with the Scheme; and/or (iv) where the Agent has given its consent (not to be unreasonably withheld, conditioned or delayed and acting on the instructions of all the Lenders), provided that, for the avoidance of doubt, no extension of any period contemplated in this paragraph (d) shall operate or be construed as an extension of the Availability Period; (e) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Acquisition Documents; and (f) ensure that it shall not and no member of the Group shall make any public statement which refers to the Finance Documents, the Lenders or the financing of the Scheme that would be material to the interests of the Finance Parties (taken as a whole) without the consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); and (g) use its reasonable endeavours to de-list the Target Shares from the New York Stock Exchange and the Target Shares (or related MAC CDIs as defined in the Agreed Form of the Scheme Implementation Deed) are removed from their listing on ASX within 30 days of the Scheme Effective Date. 23.22 Restrictions on Relevant PNG Entities (a) Each Obligor shall ensure that, for so long as any of: (i) Morobe Consolidated Goldfields Limited; and/or (ii) Wafi Mining Limited, (the “Relevant PNG Entities”) have not become Additional Guarantors under the Finance Documents, notwithstanding any other provision of the Finance Documents to the contrary, the Relevant PNG Entities shall not: (A) incur or allow to remain outstanding any Financial Indebtedness; or (B) incur or allow to remain outstanding any guarantee in respect of any obligation of any person or grant any indemnity in favour of any person, other than in respect of: (1) any Financial Indebtedness or any guarantee outstanding as at the date of this Agreement; (2) finance leases incurred in the ordinary course of business of the Relevant PNG Entity which are either: (I) existing finance leases under paragraph (d) of the definition of “Financial Indebtedness” and which are in place as at the Signature Date; or 91 EMEA 154791766 (II) additional finance leases up to an aggregate maximum amount of USD20,000,000 at all times prior to the Termination Date. (b) Each Obligor shall ensure there is no change to shareholding of the Relevant PNG Entities as at the Closing Date. 23.23 Permitted Royalty Agreement and Permitted Stream Agreements (a) The Parent shall ensure that, in respect of any variation after the date of this Agreement to the terms of the Permitted Royalty Agreement and/or the Permitted Stream Agreements: (i) no member of the Group other than the Target, MAC AU, CMPL or Jersey Newco shall be or become the principal debtor and/or guarantors, or otherwise provide any credit support, for the obligations owed in respect of the Permitted Royalty Agreement and/or the Permitted Stream Agreements; (ii) no Security will be granted over assets of any member of the Group other than: (A) the assets of the Target, MAC AU and/or CMPL that are subject to existing Security under the Permitted Royalty Agreement and/or the Permitted Stream Agreements as at the date of this Agreement; or (B) any Security granted by Jersey Newco over its assets in connection with the Permitted Royalty Agreement and/or the Permitted Stream Agreements; and (iii) no material assets of any member of the Group shall be transferred to Jersey Newco other than the contractual rights and/or obligations under or in connection with the Permitted Royalty Agreement and/or the Permitted Stream Agreements. (b) The Parent shall promptly deliver to the Agent copies of the definitive documents evidencing the Permitted Royalty Agreement and/or the Permitted Stream Agreements (subject to any fee or similar arrangements that are required to be kept confidential) following completion of any variation permitted in paragraph (a) above. (c) The Finance Parties agree to enter into discussions in good faith with the relevant counterparty to the Permitted Royalty Agreement and/or the Permitted Stream Agreements in relation to any requirement for the Finance Parties to enter into any agreement with the counterparty to the Permitted Royalty Agreement and/or the Permitted Stream Agreements under which the Finance Parties agree to the release by the Finance Parties of any of the Target, MAC AU or CMPL as a Guarantor in circumstances where: (i) the shares in that Guarantor or a Holding Company of that Guarantor are the subject of Security permitted under paragraph (k) of the definition of “Permitted Security” in favour of the relevant counterparty to the Permitted Royalty Agreement and/or the Permitted Stream Agreements; and (ii) the relevant counterparty is seeking to enforce its Security over the shares in that Guarantor or its Holding Company. 23.24 Conditions subsequent (a) The Parent shall procure that each member of the Target Group identified in Part 3 (Target Group Material Companies) of Schedule 2 (Conditions precedent) becomes an Additional Guarantor by no later than 45 days after the Closing Date.

92 EMEA 154791766 (b) The Parent shall procure each member of the Target Group that is a Material Company and incorporated under the laws of Australia will comply in all respects with Chapter 2E and 2J.3 of the Australian Corporations Act and any equivalent legislation in other jurisdictions in relation to the execution of the Accession Deed to which it is a party and payment of amounts due under this Agreement. (c) The Parent shall procure, in relation to any Target Group Closing Date Financial Indebtedness, that by no later than 90 days after the Closing Date either: (i) that Target Group Closing Date Financial Indebtedness is repaid and cancelled in full; or (ii) the obligations of any member of the Group that is a principal debtor or guarantor of that Target Group Closing Date Financial Indebtedness must be novated or otherwise transferred to an Obligor under the Finance Documents; or (iii) to the extent that any amount of that Target Group Closing Date Financial Indebtedness will not be repaid or transferred in accordance with paragraph (i) or (ii) above within 90 days of the Closing Date, in respect of: (A) the Permitted Royalty Agreement and/or the Permitted Streaming Agreements, subject to Clause 23.23 (Permitted Royalty Agreement and Permitted Stream Agreements) each of the Target, MAC AU and CMPL; or (B) any other Target Group Closing Date Financial Indebtedness with an aggregate value equal to or greater than USD15,000,000, all members of the Target Group that are guarantors or debtors of such Financial Indebtedness becomes an Additional Guarantor (a “Target Obligor”) by no later than 90 days after the Closing Date. (d) The Parent shall procure that a copy of each of: (i) the Scheme Circular; and (ii) any deed poll (as described in the Scheme Implementation Deed), is delivered to the Agent by no later than the First Court Date (as defined in the Scheme Implementation Deed). (e) The Parent shall procure that: (i) a certified copy of the Court Order; and (ii) evidence that a copy of the Court Order has been delivered to the Jersey Registrar of Companies, is delivered to the Agent as soon as reasonably practicable following the Court issuing the Court Order. 24. Application of Sanctions Provisions to the Lenders (a) A Lender shall notify the Agent if the representations and undertakings under Clause 20.23 (Sanctions and Anti-Corruption) and Clause 23.13 (Sanctions and Anti- Corruption) (together the “Sanctions Provisions”) result in a violation of or conflict 93 EMEA 154791766 with any anti-boycott laws or regulations applicable to that Lender (“Anti-Boycott Regulations”). (b) In relation to each Lender that notifies the Agent pursuant to Clause (a) above (each a “Restricted Lender”), the Sanctions Provisions shall apply only for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or liability under any Anti-Boycott Regulations. (c) In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to Clause (b) above, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction of the Majority Lenders has been made. 25. Events of Default Each of the events or circumstances set out in this Clause 25 is an Event of Default (save for Clause 25.19 (Acceleration) and Clause 25.20 (Clean-Up Period)). 25.1 Non-Payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless its failure to pay is caused by: (a) administrative or technical error; or (b) a Disruption Event, and payment is made within 3 (three) Business Days of its due date. 25.2 Financial Covenants Any requirement of Clause 22.1 (Financial Covenants) is not satisfied. 25.3 Other Obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-Payment), Clause 25.2 (Financial Covenants) or Clause 25.4 (Anti-Corruption Laws and Sanctions)). (b) No Event of Default under Clause 25.3(a) above will occur if the failure to comply is capable of remedy and is remedied within 15 (fifteen) Business Days of the earlier of (A) the Agent giving notice to the Parent and (B) the board of directors of the Parent becoming aware of the failure to comply. 25.4 Anti-Corruption Laws and Sanctions An Obligor does not comply with any provision of Clause 23.2(b) (Compliance with Laws) and/or Clause 23.13 (Sanctions and Anti-Corruption). 25.5 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 94 EMEA 154791766 25.6 Cross Default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period or in respect of Financial Indebtedness between members of the Group in respect of Permitted Loans, within any relevant grace period agreed to by the relevant members of the Group. (b) Any Financial Indebtedness of any member of the Group: (i) is declared to be or otherwise becomes due and payable; or (ii) becomes capable of being declared due and payable, prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) No Event of Default will occur under this Clause 25.7 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 25.7(a) to 25.7(c) above is less than ZAR10,000,000 (ten million Rand) (or its equivalent in any other currency or currencies).. (e) Prior to (and excluding) the Closing Date, no Event of Default will occur under paragraph (b)(ii) above as a result of any default or event of default under the Existing CTA Finance Documents as a result of an Existing CTA Relevant Breach. 25.7 Insolvency (a) A member of the Group is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) A member of the Group is or is deemed by any authority or legislation to be Financially Distressed (as defined in section 128 of the South African Companies Act, or, given similar meaning under any applicable company legislation and regulations in Australia or Papua New Guinea). (c) The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). (d) A moratorium is declared in respect of any indebtedness of any member of the Group. 25.8 Insolvency and Business Rescue Proceedings (a) Other than in relation to the members of the Group listed in Schedule 16 (Companies to be Wound Up/Reorganised) any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor; (ii) the deregistration of any member of the Group under the Australian Corporations Act; 95 EMEA 154791766 (iii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (iv) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of any member of the Group or any of its assets; or (v) enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction, other than (in respect of any service of an application, or taking of any similar step for the liquidation, bankruptcy, business rescue, winding up, dissolution or administration of a member of the Group) where such action is dismissed, withdrawn or discharged within 5 (five) Business Days of its presentation or commencement or such step being taken, as applicable or if the member of the Group demonstrates to the Agent’s satisfaction within such 5 (five) Business Day period that such action is frivolous or vexatious. (b) Other than in relation to the members of the Group listed in Schedule 16 (Companies to be wound up/reorganised) a meeting is proposed or convened by the directors of any member of the Group, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any member of the Group or any analogous procedure or step is taken in any jurisdiction. 25.9 Creditors’ Process Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of a member of the Group having an aggregate value of ZAR10,000,000 (ten million Rand) (or its equivalent in any other currency or currencies) and is not discharged within 10 (ten) Business Days other than if the member of the Group demonstrates to the Agent’s satisfaction within such 10 (ten) Business Day period that such action is frivolous or vexatious. 25.10 Unlawfulness It is or becomes unlawful (including in connection with any Anti-Corruption Laws and any Sanctions) for an Obligor to perform any of its obligations under the Finance Documents to which it is a party other than any obligations which the Agent considers to be not material or which it is satisfied is adequately provided for in any other Finance Document (including a Finance Document which is entered into in replacement of the document under which it was unlawful for such Obligor to perform its obligations) or unless the Obligor and the Agent agree within a period of 30 (thirty) days after the occurrence of such unlawfulness or such unlawfulness comes to the attention of the Agent, whichever is the earlier, to the amendment or restructuring of such Finance Document in order to avoid such unlawfulness. 25.11 Cessation of Business Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than a suspension as a result of a strike or other industrial action provided that it does not continue for more than 90 (ninety) days (or such longer period as the Agent may agree) or pursuant to a stoppage required under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea which does not continue for more than 90 (ninety) days, or if it does continue for more than 90 (ninety) days, in respect of which adequate business interruption insurance is in place to cover such stoppage.

96 EMEA 154791766 25.12 Audit Qualification The Auditors of the Group qualify the audited annual consolidated financial statements of the Parent or any other Obligor. 25.13 Repudiation An Obligor repudiates a Finance Document. 25.14 Governmental Intervention By or under the authority of any government: (a) the management of any Obligor is wholly or substantially replaced or the authority of any Obligor in the conduct of its business is wholly or substantially curtailed; (b) all or a majority of the issued shares of any Obligor, or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or (c) the management of any joint venture (including any Joint Venture) in respect of which an Obligor is a joint venture participant is wholly or substantially replaced or the authority of the joint venture participants in the conduct of the business of the joint venture (including any Joint Venture) is wholly or substantially curtailed. 25.15 Failure to Maintain Authorisations At any time any Authorisation, act, condition or thing required to be done, fulfilled or performed in order: (a) to enable any Obligor to lawfully conduct its business, or enter into, exercise its rights under and perform the obligations expressed to be assumed by it in any Finance Document to which it is a party; (b) to ensure that the obligations expressed to be assumed by any Obligor in any Finance Document to which it is a party are legal, valid and binding; or (c) to make any Finance Document to which any Obligor is a party admissible in evidence, is not done, fulfilled or performed or is suspended or cancelled, including in relation to a suspension or cancellation of any Authorisation pursuant to applicable Mining Law, but excluding any outstanding actions required to resume ordinary mining operations pursuant to a stoppage under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea or Australia which stoppage does not continue for more than 90 (ninety) days, or if it does continue for more than 90 (ninety) days adequate business interruption insurance is in place to cover such stoppage. 25.16 Material Adverse Effect Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 25.17 Material Litigation Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings against any Material Group Company or its respective assets or revenues is commenced or threatened and is reasonably expected to be adversely determined, and if so determined, could reasonably be expected to have a Material Adverse Effect. 97 EMEA 154791766 25.18 Acceleration Subject to Clause 4.4 (Utilisation during the Certain Funds Period), on and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders by notice to the Parent: (a) cancel each Available Commitment of each Lender at which time each such Available Commitment shall immediately be cancelled and the Facilities shall immediately cease to be available for further utilisation; (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; (c) declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. 25.19 Clean-Up Period Notwithstanding any other provision of any Finance Document: (a) any breach of a representation under Clause 20 (Representations) or an undertaking under Clauses 21 (Information Undertakings) or 23 (General Undertakings); or (b) any Default or Event of Default, which occurs prior to the Clean-Up Date will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if: (i) it would have been (if it were not for this Clause 25.19) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group); (ii) it is capable of remedy and reasonable steps are being taken by the Parent to remedy it; (iii) the circumstances giving rise to it have not been procured by or approved by the Parent; (iv) it is not reasonably likely to have a Material Adverse Effect; and (v) the circumstances giving rise to it do not exist after the Clean-Up Date. If the relevant circumstances are continuing on or after the Clean-Up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties). 98 EMEA 154791766 Section 9 Changes to Parties 26. Changes to the Lenders 26.1 Assignments and Transfers by the Lenders Subject to this Clause 26 and to Clause 27 (Restriction on Debt Purchase Transactions, a Lender (the “Existing Lender”) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). 26.2 Assignment and Transfers by the Lenders during the Certain Funds Period Notwithstanding any other provision of this Clause 26.2 and Clause 27 (Restriction on Debt Purchase Transactions), from the date of this Agreement up to the expiry of the Certain Funds Period, the Existing Lender may only: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under any Finance Document to a New Lender if: (i) such New Lender is: (A) an Existing Lender; (B) any Affiliate or Related Fund of an Existing Lender; or (C) an Agreed Syndication Lender; (ii) a Major Default has occurred and is continuing; (iii) where such assignment or transfer is in connection with primary syndication of the Facilities, such assignment or transfer referred to in paragraphs (a) and (b) above of this Clause 26.2 complies in all respects with the terms of the Syndication Letter; or (iv) as otherwise consented to by the Parent acting reasonably (such consent not to be unreasonably withheld or delayed). 26.3 Parent consent (a) After the expiry of the Availability Period, the consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) to any Permitted Transferee; (ii) to any other Existing Lender or an Affiliate or a Related Fund of an Existing Lender; or (iii) to any other prospective transferee whilst an Event of Default is continuing. 99 EMEA 154791766 (b) Subject to paragraph (a) above, the consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time. 26.4 Other Conditions of Assignment or Transfer (a) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Finance Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (b) A transfer will only be effective if the procedure set out in Clause 26.7 (Procedure for transfer) is complied with. (c) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facilities Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facilities Office under Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facilities Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facilities Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities or where the payment is in relation to Australian Withholding Tax. (d) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 26.5 Assignment or Transfer Fee (a) Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD3,500. (b) No fee is payable pursuant to paragraph (a) above if: (i) the Agent agrees that no fee is payable; or

100 EMEA 154791766 (ii) the assignment or transfer is made by an Existing Lender: (A) to an Affiliate of that Existing Lender; (B) to a fund which is a Related Fund of that Existing Lender; or (C) in connection with primary syndication of the Facilities. 26.6 Limitation of Responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender, the other Finance Parties and the Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise. 26.7 Procedure for Transfer (a) Subject to the conditions set out in Clause 26.2 (Parent consent) and Clause 26.4 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. 101 EMEA 154791766 (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 26.11 (Pro Rata Interest Settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the MLA, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the MLA and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a “Lender”. 26.8 Procedure for Assignment (a) Subject to the conditions set out in Clause 26.2 (Parent consent)and Clause 26.4 (Other Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 26.11 (Pro Rata Interest Settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations. 102 EMEA 154791766 (d) Lenders may utilise procedures other than those set out in this Clause 26.8 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.7 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Parent consent) and Clause 26.4 (Other Conditions of Assignment or Transfer). 26.9 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. 26.10 Security over Lenders’ Rights In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 26.11 Pro Rata Interest Settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 26.7 (Procedure for Transfer) or any assignment pursuant to Clause 26.8 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and 103 EMEA 154791766 (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.11, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 26.11 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 26.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 27. Restriction on Debt Purchase Transactions 27.1 Prohibition on Debt Purchase Transactions by the Group The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”. 27.2 Disenfranchisement of members of the Group (a) For so long as any member of the Group: (i) beneficially owns a Commitment; or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining: (A) the Majority Lenders; or (B) whether: (1) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or (2) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such member of the Group or the person with whom it has entered into such sub- participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a member of the Group it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment). (b) Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a member of the Group (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice).

104 EMEA 154791766 (c) A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party: (i) is terminated; or (ii) ceases to be with a member of the Group, such notification to be substantially in the form set out in Part 2 of Schedule 13 (Forms of Notifiable Debt Purchase Transaction Notice). (d) Each member of the Group that is a Lender agrees that: (i) in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and (ii) in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders. 27.3 Notification to other Lenders of Debt Purchase Transactions Any member of the Group which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders. 28. Changes to the Obligors 28.1 Assignment and Transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 28.2 Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.10 (“Know Your Customer” Checks), the Parent may request that any of its Subsidiaries become an Additional Guarantor. (b) The Parent shall procure that any member of the Group which is a Material Group Company (including, for the avoidance of doubt, the Target and its Subsidiaries) shall become an Additional Guarantor in accordance with Clause 23.19 (Guarantor Coverage). (c) A member of the Group shall become an Additional Guarantor if: (i) the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and (ii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (d) The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent). 105 EMEA 154791766 (e) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 28.3 Resignation of a Guarantor (a) The Parent may request that a Guarantor (other than the Parent or the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); (ii) all the Lenders have consented to the Parent’s request. (iii) no payment is due from the Guarantor under Clause 19.1 (Guarantee and Indemnity); and (iv) where a Guarantor is resigning in accordance with this Clause because it is the subject of a Disposal to which Clause 8.3 (Material Disposal Proceeds) relates, the Parent has confirmed that it shall ensure that any Material Disposal Proceeds will be applied in accordance with Clause 8.3 (Material Disposal Proceeds). (c) The resignation of that Guarantor shall not be effective until the date of the relevant Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor. 28.4 Repetition of Representations Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in Clause 20.27 (Times When Representations Made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 106 EMEA 154791766 Section 10 The Finance Parties 29. Role of the Agent, the Arranger and the MLA 29.1 Appointment of the Agent (a) Each of the Arranger, the MLA and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arranger, the MLA and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each of the Arranger, the MLA and the Lenders hereby exempts the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Agent accordingly and, upon request of the Agent, either act in accordance with the terms of this Agreement, any other Finance Document as required pursuant to this Agreement, such other Finance Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. 29.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. 107 EMEA 154791766 (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 29.3 Duties of the Agent (a) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 26.9 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 29.4 Role of the Arranger and the MLA Except as specifically provided in the Finance Documents, neither the Arranger nor the MLA has no obligations of any kind to any other Party under or in connection with any Finance Document. 29.5 No Fiduciary Duties (a) Nothing in any Finance Document constitutes the Agent, the Arranger or the MLA as a trustee or fiduciary of any other person. (b) None of the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 29.6 Business with the Group Each of the Agent, the Arranger and the MLA may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

108 EMEA 154791766 29.7 Rights and Discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-Payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; (iii) any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors; and (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, 109 EMEA 154791766 unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the MLA is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 29.8 Responsibility for Documentation None of the Agent, the Arranger or the MLA is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 29.9 No Duty to Monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 29.10 Exclusion of Liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; 110 EMEA 154791766 (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent, the Arranger or the MLA to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent, the Arranger and the MLA that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Arranger or the MLA. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent 111 EMEA 154791766 be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 29.11 Lenders’ Indemnity to the Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 32.11 (Disruption to Payment Systems Etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Parent shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor. 29.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Germany as successor by giving notice to the Lenders and the Parent. (b) Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent (acting through an office in the United Kingdom or Germany, as applicable). (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Parent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

112 EMEA 154791766 (f) The Agent’s resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.4 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 14.7 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 14.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign. 29.13 Replacement of the Agent (a) After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom). (b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. (c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.4 (Indemnity to the Agent) and this Clause 29 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). (d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 113 EMEA 154791766 29.14 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 29.15 Relationship with the Lenders (a) Subject to Clause 26.11 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facilities Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 34.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(ii) of Clause 34.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 29.16 Credit Appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent,the Arranger and the MLA that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other 114 EMEA 154791766 agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy or completeness of the Information Memorandum, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 29.17 Agent’s Management Time Any amount payable to the Agent under Clause 16.4 (Indemnity to the Agent), Clause 18 (Costs and Expenses) and Clause 29.11 (Lenders’ Indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees). 29.18 Deduction from Amounts Payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29.19 Reliance and Engagement Letters Each Finance Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 29.20 Amounts Paid in Error (a) If the Agent pays an amount to another Party and within thirty (30) Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (b) Neither: (i) the obligations of any Party to the Agent; nor (ii) the remedies of the Agent, (whether arising under this Clause 29.20 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party). 115 EMEA 154791766 (c) All payments to be made by a Party to the Agent (whether made pursuant to this Clause 29.20 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error. 30. Conduct of Business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 31. Sharing among the Finance Parties 31.1 Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial Payments). 31.2 Redistribution of Payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties. 31.3 Recovering Finance Party’s rights On a distribution by the Agent under Clause 31.2 (Redistribution of Payments), of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

116 EMEA 154791766 31.4 Reversal of Redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 31.5 Exceptions (a) This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified the other Finance Party of the legal or arbitration proceedings; and (ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 117 EMEA 154791766 Section 11 Administration 32. Payment Mechanics 32.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies. 32.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and Pre- Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facilities Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency. 32.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 32.4 Clawback and Pre-Funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall 118 EMEA 154791766 on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 32.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either: (i) pay that amount direct to the required recipient(s); or (ii) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”). In each case such payments must be made on the due date for payment under the Finance Documents. (b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. (c) A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. (d) Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent). (e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (i) that it has not given an instruction pursuant to paragraph (d) above; and (ii) that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 32.6 Partial Payments (a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that 119 EMEA 154791766 payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 32.7 Set-Off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made in immediately available, freely transferable and cleared funds without (and free and clear of any deduction for) set-off or counterclaim. 32.8 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 32.9 Currency of Account (a) Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency. 32.10 Change of Currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of

120 EMEA 154791766 that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 32.11 Disruption to Payment Systems Etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 33. Set-Off Subject to Clause 4.4 (Utilisation during the Certain Funds Period), a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set- off. 34. Notices 34.1 Communications in Writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter. 121 EMEA 154791766 34.2 Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Parent, the Company or any other Obligor, that identified with the name of the Parent below: Address: Block 27 Randfontein Office Park Cnr Main Reef Road and Ward Avenue Randfontein For the attention of: The Company Secretary (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent, that identified with its name below, or any substitute address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice. 34.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to the Parent in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 34.4 Notification of Address Promptly upon changing its address, the Agent shall notify the other Parties. 34.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made 122 EMEA 154791766 or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 34.6 Electronic Communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice. (b) Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. (c) Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. (d) Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 34.6. 34.7 Direct Electronic Delivery by Parent The Parent may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 34.6 (Electronic Communication) to the extent that Lender and the Agent agree to this method of delivery. 34.8 English Language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 123 EMEA 154791766 35. Calculations and Certificates 35.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 35.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 35.3 Day Count Convention and Interest Calculation (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places. 36. Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 37. Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 38. Amendments and Waivers 38.1 Required Consents (a) Subject to Clause 38.2 (All Lender matters) and Clause 38.3 (Other Exceptions), any term of the Finance Documents (other than the Commitment Letter, any Fee Letter or the Syndication Letter, which may be amended by the parties thereto in accordance with their terms) may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

124 EMEA 154791766 (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38. (c) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 29.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors. (e) Paragraph (c) of Clause 26.11 (Pro Rata Interest Settlement) shall apply to this Clause 38. 38.2 All Lender Matters Subject to Clause 38.4 (Changes to Reference Rates), an amendment, waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of “Majority Lenders” in Clause 1.1 (Definitions); (b) an extension to the date of payment of any amount under the Finance Documents (other than in relation to Clause 8 (Mandatory Prepayment and Cancellation)); (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably; (f) a change to any Borrower; (g) a change to any Guarantor other than in accordance with Clause 28 (Changes to the Obligors); (h) any provision which expressly requires the consent of all the Lenders; (i) Clause 2.3 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 8.1 (Mandatory Prepayment - Illegality), Clause 8 (Mandatory Prepayment and Cancellation) the definition of “Fundamental Control Event” in Clause 1.1 (Definitions), Clause 8.7 (Application of Mandatory Prepayments and Cancellation), Clause 9.8 (Application of Prepayments), Clause 26 (Changes to the Lenders), Clause 28 (Changes to the Obligors), Clause 31 (Sharing among the Finance Parties), this Clause 38, Clause 44 (Governing Law) or Clause 45.1 (Jurisdiction of English Courts); (j) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee and Indemnity); or (k) the release of any guarantee and indemnity granted under Clause 19 (Guarantee and Indemnity) unless permitted under this Agreement or any other Finance Document; shall not be made, or given, without the prior consent of all the Lenders. 125 EMEA 154791766 38.3 Other Exceptions An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or the MLA (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or the MLA, as the case may be. 38.4 Changes to Reference Rates (a) Subject to Clause 38.3 (Other Exceptions), if an RFR Replacement Event has occurred, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of the RFR; (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent. (b) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent. (c) In this Clause 38.4: “RFR Replacement Event” means: (a) the methodology, formula or other means of determining the RFR has, in the opinion of the Majority Lenders and the Parent, materially changed; 126 EMEA 154791766 (b) (i) (A) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; (ii) the administrator of the RFR publicly announces that it has ceased or will cease to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; (iii) the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; (iv) the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or (v) the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (A) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Parent) temporary; or (B) the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “RFR Contingency Period” in the Reference Rate Terms; or (C) in the opinion of the Majority Lenders and the Obligors, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Reference Rate” means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for the RFR by: (i) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or (ii) any Relevant Nominating Body, 127 EMEA 154791766 and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or (c) in the opinion of the Majority Lenders and the Parent, an appropriate successor to the RFR. 38.5 Excluded Commitments If: (a) any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten (10) Business Days of that request being made; or (b) any Lender, which is not a Defaulting Lender, fails to respond to such a request (other than an amendment, waiver or consent referred to in paragraphs (b), (c) and (e) of Clause 38.2 (All Lender matters)) or such a vote within 15 Business Days of that request being made (unless, in either case, the Parent and the Agent agree to a longer time period in relation to any request): (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 38.6 Replacement of Lender (a) If: (i) any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or (ii) an Obligor becomes obliged to repay any amount in accordance with Clause 8.1 (Mandatory Prepayment - Illegality) or to pay additional amounts pursuant to Clause 14.2 (Tax Gross-Up), Clause 14.3 (Tax Indemnity) or Clause 15.1 (Increased Costs), to any Lender, then the Parent may, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under

128 EMEA 154791766 Clause 26.11 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) The replacement of a Lender pursuant to this Clause 38.6 shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent; (ii) neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender; (iii) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 10 (ten) Business Days after the date on which that Lender is deemed a Non-Consenting Lender; (iv) in no event shall the Lender replaced under this Clause 38.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (v) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer. (c) A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks. (d) In the event that: (i) the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (ii) the consent, waiver or amendment in question requires the approval of all the Lenders; and (iii) Lenders whose Commitments aggregate in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 80 (eighty) per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 (eighty) per cent. of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”. 38.7 Disenfranchisement of Defaulting Lender (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facilities; or 129 EMEA 154791766 (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitments under the relevant Facilities will be reduced by the amount of its Available Commitments under the relevant Facilities and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of this Clause 38.7, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned(together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 38.8 Replacement of a Defaulting Lender (a) The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”)which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (i) in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations (to the extent that the Agent has not given a notification under Clause 26.11 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; or (ii) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in paragraph (i) above. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 38.8 shall be subject to the following conditions: (i) the Parent shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender; (iii) the transfer must take place no later than five (5) Business Days after the notice referred to in paragraph (a) above ; 130 EMEA 154791766 (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (v) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (c) The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks. 39. Confidential Information 39.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 39.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf 131 EMEA 154791766 (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.10 (Security over Lenders’ Rights); (viii) who is a Party; or (ix) with the consent of the Parent, in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of

132 EMEA 154791766 confidentiality undertaking agreed between the Parent and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price- sensitive information. 39.3 Disclosure to Numbering Service Providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 44 (Governing Law); (vi) the names of the Agent, the Arranger and the MLA; (vii) date of each amendment and restatement of this Agreement; (viii) amount of, and name of, the Facilities; (ix) amount of Total Commitments; (x) currency of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date for the Facilities; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Parent, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Parent represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. 133 EMEA 154791766 (d) The Agent shall notify the Parent and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 39.4 Entire Agreement This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 39.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 39.6 Notification of Disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39. 39.7 Continuing Obligations The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 40. Confidentiality of Funding Rates 40.1 Confidentiality and Disclosure (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 10.4 (Notifications); and 134 EMEA 154791766 (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (including, without limitation, in any filings required to be made with the US Securities and Exchange Commission) if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 40.2 Related Obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 40.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and 135 EMEA 154791766 (ii) upon becoming aware that any information has been disclosed in breach of this Clause 40. 40.3 No Event of Default No Event of Default will occur under Clause 26.2 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 40. 41. Bail-In 41.1 Contractual Recognition of Bail-In Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 41.2 Bail-In Definitions In this Clause 41: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

136 EMEA 154791766 “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 42. Acknowledgement regarding US QFC Rules (a) To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (b) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any 137 EMEA 154791766 interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (c) As used in this Clause 42, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 43. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 138 EMEA 154791766 Section 12 Governing Law and Enforcement 44. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 45. Enforcement 45.1 Jurisdiction of English Courts (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. 45.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints Law Debenture Corporate Service Limited, having its registered address at 8th Floor, 100 Bishopsgate, London, EC2N 4AG, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. This Agreement has been entered into on the date stated at the beginning of this Agreement. 139 EMEA 154791766 Schedule 1 The Original Parties Part 1 The Original Obligors Name of Borrower Registration number (or equivalent, if any) Jurisdiction of incorporation Harmony Gold Mining Company Limited 1950/038232/06, South Africa Harmony Gold (Australia) Pty Limited 091 439 333, Australia Name of Original Guarantor Registration number (or equivalent, if any) Jurisdiction of incorporation Harmony Gold Mining Company Limited 1950/038232/06, South Africa Harmony Gold (Australia) Pty Limited 091 439 333, Australia Golden Core Trade and Invest Proprietary Limited 2019/547039/07, South Africa African Rainbow Minerals Gold Limited 1997/015869/06, South Africa Freegold (Harmony) Proprietary Limited (formerly known as ARMgold/Harmony Freegold Joint Venture Company Proprietary Limited) 2001/029602/07, South Africa Randfontein Estates Limited 1889/000251/06, South Africa Avgold Limited 1990/007025/06, South Africa Harmony Copper Limited 2014/121930/06, South Africa Harmony Moab Khotsong Operations Proprietary Limited 2006/039120/07, South Africa Chemwes Proprietary Limited 1964/002378/07, South Africa

140 EMEA 154791766 Part 2 The Original Lenders Name of Original Lender Facility A Commitment (USD) Facility B Commitment (USD) Citibank, N.A., Jersey Branch 0 275,000,000 JPMorgan Chase Bank, N.A., London Branch 0 275,000,000 Macquarie Bank Limited 250,000,000 0 Absa Bank Limited (acting through its Corporate and Investment Banking division) 0 150,000,000 FirstRand Bank Limited (acting through its Rand Merchant Bank division) 0 150,000,000 Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division 0 150,000,000 Total 250,000,000 1,000,000,000 141 EMEA 154791766 Schedule 2 Conditions Precedent Part 1 Initial Conditions Precedent 1. Original Obligors (a) A copy of the constitutional documents of each Original Obligor. (b) A copy of a resolution of the board of directors of each Original Obligor: (i) approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party; (ii) authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party; (iv) in the case of an Original Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents; and (v) including such other matters as may be required to comply with Section 45 and 46 of the South African Companies Act. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents. (d) To the extent required with reference to the constitutional documents of an Original Obligor or by law (including under Section 45 and 46 of the South African Companies Act), a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party. (e) A certified copy of the register of members/shareholders of each Original Obligor other than the Parent. (f) A certificate of each Original Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee or similar limit binding on that Original Obligor to be exceeded. (g) A certificate of an authorised signatory of each Original Obligor as at a date no earlier than the date of this Agreement certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at the date of that certificate. 2. Transaction Documents (a) The Scheme Implementation Deed in the form approved by the Finance Parties prior to the date of this Agreement and subject to any variation permitted under Clause 23.21(d) (Acquisition Undertakings). 142 EMEA 154791766 (b) A copy of the final draft of the Scheme Circular. (c) A copy of each other document designated as an “Acquisition Document” by the Agent and the Parent. 3. Finance Documents (a) This Agreement, duly executed by the members of the Group party to this Agreement. (b) The Fee Letters, duly executed by the Parent. 4. Legal Opinions The following legal opinions, each addressed to the Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facilities. (a) A legal opinion of White & Case LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement. (b) A legal opinion of the following legal advisers to the Parent: (i) Cliffe Dekker Hofmeyr as to South African law; and (ii) White & Case LLP, Australia, as to the laws of Australia; each substantially in the form distributed to the Original Lenders prior to signing this Agreement. 5. Other Documents and Evidence (a) A copy of the application to, and approval of, the Financial Surveillance Department of the South African Reserve Bank in connection with the transactions contemplated by the Finance Documents. (b) Evidence that any process agent referred to in Clause 45.2 (Service of Process), if not an Original Obligor, has accepted its appointment. (c) The Group Structure Chart which shows the Group assuming the Closing Date has occurred. (d) The Base Case Model. (e) The Reports. (f) A copy of the Original Financial Statements of each Original Obligor. (g) A certificate of the Chief Financial Officer of the Parent in form and substance satisfactory to the Finance Parties addressed to the Finance Parties confirming which companies within the Group are Material Group Companies prior to the Closing Date and that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets and the aggregate turnover of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items) is not less than 80% (eighty per cent) of the aggregate of EBITDA, the consolidated gross assets and turnover of the Group. 143 EMEA 154791766 (h) A copy of the Announcement issued in substantially the same form as the Agreed Form. (i) A certificate signed by an authorised signatory of the Company confirming that: (i) all Scheme Conditions Precedent have been satisfied or (if waiver is permissible) waived in accordance with paragraph (d) of Clause 23.21 (Acquisition Undertakings); (ii) completion of the Acquisition will occur in accordance with the Acquisition Documents (as the same may be amended in accordance with the terms of this Agreement); (iii) all material Authorisations required to complete the Acquisition have been obtained; (iv) no Acquisition Document has been amended, varied, novated, supplemented, superseded, waived or terminated in breach of the terms of this Agreement; (v) it is not aware of any breach of any warranty or any claim under the Acquisition Documents; (vi) there has been no termination of any Acquisition Document; (vii) the Company has sufficient cash resources available to pay the Consideration in full and that any amounts other than the proceeds of the Facilities necessary to fund the Consideration have been or will be applied, simultaneous with first utilisation under this Agreement, towards that purpose in accordance with this Agreement and the Scheme Implementation Deed; and (viii) the Scheme Effective Date has occurred. (j) Evidence that the “MAC Warrants” (as defined in the Scheme Implementation Deed) will be cancelled on or prior to the Closing Date. (k) Copies of the latest drafts of the amendments to each of the Permitted Stream Agreements and the Permitted Royalty Agreement prior to the Closing Date (for information purposes only and without a right of approval for the Finance Parties). (l) Evidence that the fees, costs and expenses then due from the Parent pursuant to (i) Clause 13 (Fees), Clause 14.5 (Stamp Taxes) and Clause 18 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date. (m) The Funds Flow Statement prepared by the Parent in the pre-agreed form. (n) A certificate of the Company (signed by a director) detailing the estimated Acquisition Costs.

Part 2
Conditions Precedent Required to be Delivered by an Additional Guarantor

1. An Accession Deed executed by the Additional Guarantor and the Parent.

2. A copy of the constitutional documents of the Additional Guarantor.

3. A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Guarantor:

   (a) approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

   (b) authorising a specified person or persons to execute the Accession Deed and other Finance Documents to which it is a party on its behalf;

   (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

   (d) authorising the Parent to act as its agent in connection with the Finance Documents.

4. If applicable, a copy of a resolution of the board of directors of the Additional Guarantor, establishing the committee referred to in paragraph 3 above.

5. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7. A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.

8. A certified copy of the register of members/shareholders of the Additional Guarantor.

9. A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any guarantee or similar limit binding on it to be exceeded.

10. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

11. If available, the latest audited financial statements of the Additional Guarantor.

12. The following legal opinions, each addressed to the Agent and the Lenders:

(a) A legal opinion of White & Case LLP, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Lenders prior to signing the Accession Deed.

(b) If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document (the "Applicable Jurisdiction") as to the law of the Applicable

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Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed.

13. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 45.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

14. Evidence that the Additional Guarantor has done all that is necessary (including, without limitation, by re-registering as a private company) to comply with any law in its jurisdiction relating to financial assistance or analogous process.

15. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

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EMEA 154791766

Part 3
Target Group Material Companies

Name of company	Registration number (or equivalent, if any) Original Jurisdiction
Cobar Management Pty Ltd	083 171 546

146
EMEA 154791766

Schedule 3

Requests

Utilisation Request

From: [Borrower]/[Parent]*

To: [Agent]

Dated:

Dear Sirs

Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [•] 2025 (the "Syndicated Facilities Agreement")

1. We refer to the Syndicated Facilities Agreement. This is a Utilisation Request. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. We wish to borrow a Loan on the following terms:

(a)	Borrower	[•]
(b)	Facility	[•]
(c)	Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)
(d)	Currency of Loan:	dollars
(e)	Amount:	[•] or, if less, the Available Facilities

3. We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Syndicated Facilities Agreement [or, to the extent applicable, Clause 4.4 (Utilisations during the Certain Funds Period) of the Syndicated Facilities Agreement] is satisfied on the date of this Utilisation Request.

4. We confirm that no [Existing CTA Relevant Breach][1] / ["Default" or "Event of Default" as defined in the Existing CTA][2] is continuing as at the date of this Utilisation Request or would result from the borrowing of the Loan.

5. [The proceeds of this Loan should be credited to [account].]

6. This Utilisation Request is irrevocable.

Yours faithfully

Authorised Signatory for
[The Parent on behalf of

[1] Confirmation in respect of Utilisation for Acquisition Purpose during Certain Funds Period.

[2] Confirmation for all Utilisations other than in respect of 1 above.

147

EMEA 154791766

148 EMEA 154791766 [insert name of relevant Borrower]] / [insert name of Borrower]* _____________________________________ [●] Notes:  Amend as appropriate. The Utilisation Request can be given by the Borrower or by the Parent. 149 EMEA 154791766 Schedule 4 Form of Transfer Certificate To: [●] as Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Syndicated Facilities Agreement (as defined in the Syndicated Facilities Agreement). This is a Transfer Certificate for the purposes of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 26.7 (Procedure for Transfer) of the Syndicated Facilities Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 26.7 (Procedure for Transfer) of the Syndicated Facilities Agreement all of the Existing Lender’s rights and obligations under the Syndicated Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Syndicated Facilities Agreement as specified in the Schedule. (b) The proposed Transfer Date is [●]. (c) The Facilities Office and address and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Syndicated Facilities Agreement are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.6 (Limitation of Responsibility of Existing Lenders) of the Syndicated Facilities Agreement. 4. [The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 29.1 (Appointment of the Agent).] 5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 7. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 150 EMEA 154791766 The Schedule Commitment/rights and obligations to be transferred [Insert relevant details] [Facilities Office address and attention details for notices and account details for payments,] [Existing Lender] _____________________________________ By: [●] [New Lender] _____________________________________ By: [●] This Agreement is accepted as a Transfer Certificate for the purposes of the Syndicated Facilities Agreement by the Agent and the Transfer Date is confirmed as [●]. [Agent] _____________________________________ By: [●] 151 EMEA 154791766 Schedule 5 Form of Assignment Agreement To: [●] as Agent and [●], [●] as Parent, for and on behalf of each Obligor From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) Dated: Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Facilities Agreement. This is an Assignment Agreement for the purposes of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 26.8 (Procedure for Assignment) of the Syndicated Facilities Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Syndicated Facilities Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Syndicated Facilities Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Syndicated Facilities Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [●]. 4. On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender. 5. The Facilities Office and address and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) of the Syndicated Facilities Agreement are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.6 (Limitation of Responsibility of Existing Lenders) of the Syndicated Facilities Agreement. 7. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 26.9 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the Parent (on behalf of each Obligor) of the assignment referred to in this Agreement. 8. [The New Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 29.1 (Appointment of the Agent).] 9. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

152 EMEA 154791766 10. This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. 153 EMEA 154791766 The Schedule Commitment/rights and obligations to be transferred by assignment, release and accession [Insert relevant details] [Facilities Office address and attention details for notices and account details for payments] [Existing Lender] _____________________________________ By: [●] [New Lender] _____________________________________ By: [●] This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Syndicated Facilities Agreement by the Agent, and the Transfer Date is confirmed as [●]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Assignment Agreement, which notice the Agent receives on behalf of each Finance Party. [Agent] _____________________________________ By: [●] 154 EMEA 154791766 Schedule 6 Form of Accession Deed To: [●] as Agent From: [Subsidiary] and [Parent] Dated: Dear Sirs Harmony Gold Mining Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Syndicated Facilities Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed. 2. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Syndicated Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors) of the Syndicated Facilities Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company with registered number [●]. 3. This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law. This Accession Deed has been signed on behalf of the Parent and executed as a deed by [Subsidiary] and is delivered on the date stated above. [Subsidiary] [Executed as a Deed _____________________________________ By: [Subsidiary] Director [●] _____________________________________ Director/Secretary] Or 155 EMEA 154791766 [Executed as a Deed By: [Subsidiary] ................................................................ Signature of Director Name of Director in the presence of ................................................................ Signature of witness: [●] Name of witness: [●] Address of witness: [●] Occupation of witness]: [●] The Parent _____________________________________ By: [●]

156 EMEA 154791766 Schedule 7 Form of Resignation Letter To: [●] as Agent From: [resigning Obligor] and [Parent] Dated: Dear Sirs Harmony Gold Mining Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Syndicated Facilities Agreement. This is a Resignation Letter. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to Clause 28.3 (Resignation of a Guarantor) of the Syndicated Facilities Agreement, we request that [resigning Guarantor] (the “Resigning Guarantor”) be released from its obligations as a Guarantor under the Syndicated Facilities Agreement and the Finance Documents. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) no payment is due from the Resigning Guarantor under Clause 19.1 (Guarantee and Indemnity); (c) [the Guarantor is resigning because it is the subject of a Disposal to which Clause 8.3 (Material Disposal Proceeds) relates; the Material Disposal Proceeds have been or will be applied in accordance with Clause 8.3 (Mandatory Prepayment - Material Disposal Proceeds) of the Syndicated Facilities Agreement;] 4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [Parent] _____________________________________ By: [●] [Resigning Guarantor] _____________________________________ By: [●] 157 EMEA 154791766 Schedule 8 Form of Compliance Certificate To: [●] as Agent From: Harmony Gold Mining Company Limited Dated: Dear Sirs Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Syndicated Facilities Agreement. This is a Compliance Certificate. Terms defined in the Syndicated Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that: (a) for the Ratio Test Period ended [●], the Interest Cover Ratio was [●]; (b) for the Ratio Test Date dated [●], the Leverage Ratio was [●] We attach calculations for the Financial Covenants listed above. 3. [We confirm that the following companies constitute Material Group Companies for the purposes of the Syndicated Facilities Agreement: [●].] 4. We confirm that the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the aggregate gross assets and the aggregate turnover of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items) is not less than 80% (eighty per cent) of the aggregate of EBITDA, the consolidated gross assets and turnover of the Group. 5. [We confirm that no Default is continuing.]3 Signed _____________________________________ Harmony Gold Mining Company Limited Name: Title: [chief financial officer] of the Parent / [financial director] of the Parent 3 • If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.. 158 EMEA 154791766 Schedule 9 LMA Form of Confidentiality Undertaking [Letterhead of Seller] Date: [ ] To: [insert name of Potential Purchaser] Re: The Agreement Company: (the "Company") Date: Amount: Facility Agent: Dear Sirs We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows: 1. CONFIDENTIALITY UNDERTAKING You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose. 2. PERMITTED DISCLOSURE We agree that you may disclose: 2.1 to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional 159 EMEA 154791766 obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 2.2 subject to the requirements of the Agreement, to any person: (a) to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (a) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter; (b) with (or through) whom you enter into (or may potentially enter into) any sub- participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (b) of paragraph 2.2 has delivered a letter to you in equivalent form to this letter; (c) to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and 2.3 notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you. 3. NOTIFICATION OF DISCLOSURE You agree (to the extent permitted by law and regulation) to inform us: 3.1 of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (c) of paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and 3.2 upon becoming aware that Confidential Information has been disclosed in breach of this letter. 4. RETURN OF COPIES If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable

160 EMEA 154791766 law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (c) of paragraph 2.2 above. 5. CONTINUING OBLIGATIONS The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling twelve months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated ; or (c) in any other case the date falling twelve months after the date of your final receipt (in whatever manner) of any Confidential Information. 6. NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC You acknowledge and agree that: 6.1 neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and 6.2 we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you. 7. ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC 7.1 This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 7.2 No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter. 7.3 The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us. 8. INSIDE INFORMATION You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable 161 EMEA 154791766 legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose. 9. NATURE OF UNDERTAKINGS The undertakings given by you under this letter are given to us and are also given for the benefit of the Company and each other member of the Group. 10. THIRD PARTY RIGHTS 10.1 Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter. 10.2 The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act. 10.3 Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person to rescind or vary this letter at any time. 11. GOVERNING LAW AND JURISDICTION 11.1 This letter (including the agreement constituted by your acknowledgement of its terms) (the "Letter") and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law. 11.2 The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter). 12. DEFINITIONS In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and: "Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents, the Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or the Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (a) is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or (b) is identified in writing at the time of delivery as non-confidential by us or our advisers; or (c) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which 162 EMEA 154791766 is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Group" means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006). "Permitted Purpose" means considering and evaluating whether to enter into the Acquisition. Please acknowledge your agreement to the above by signing and returning the enclosed copy. Yours faithfully …................................ For and on behalf of [Seller] To: [Seller] The Company and each other member of the Group We acknowledge and agree to the above: …................................ For and on behalf of [Potential Purchaser] 163 EMEA 154791766 Schedule 10 Timetables Loans in USD Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) U-3 9.30 a.m. Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation) U-3 Noon “U” = date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan. “U - X” = X Business Days prior to date of utilisation.

164 EMEA 154791766 Schedule 11 Material Group Companies 165 EMEA 154791766 Schedule 12 Form of Increase Confirmation To: [●] as Agent and Harmony Gold Mining Company Limited as Parent, for and on behalf of each Obligor From: [the Increase Lender] (the “Increase Lender”) Dated: Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to the Syndicated Facilities Agreement. This shall take effect as an Increase Confirmation for the purposes of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 2.2 (Increase) of the Syndicated Facilities Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Syndicated Facilities Agreement in respect of the Relevant Commitment(s). 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [●]. 5. On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender. 6. The Facilities Office and address and attention details for notices to the Increase Lender for the purposes of Clause 34.2 (Addresses) of the Syndicated Facilities Agreement are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.2 (Increase) of the Syndicated Facilities Agreement. 8. [The Increase Lender expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 29.1 (Appointment of the Agent).] 9. This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation. 10. This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. 11. This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation. 166 EMEA 154791766 The Schedule Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender [Insert relevant details] [Facilities Office address and attention details for notices and account details for payments] [Increase Lender] _____________________________________ By: [●] This is accepted as an Increase Confirmation for the purposes of the Syndicated Facilities Agreement by the Agent and the Increase Date is confirmed as [●]. Agent _____________________________________ By: [●] 167 EMEA 154791766 Schedule 13 Forms of Notifiable Debt Purchase Transaction Notice Part 1 Form of Notice on Entering into Notifiable Debt Purchase Transaction To: [●] as Agent From: [The Lender] Dated: Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to paragraph (b) of Clause 27.2 (Disenfranchisement of members of the Group) of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities have the same meaning in this notice unless given a different meaning in this notice. 2. We have entered into a Notifiable Debt Purchase Transaction. 3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below. Commitment Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency) Commitment [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies] [Lender] _____________________________________ By: [●]

168 EMEA 154791766 Part 2 Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction Ceasing to be with Sponsor Affiliate To: [●] as Agent From: [The Lender] Dated: Harmony Gold Mining Company Limited – USD1,250,000,000 Syndicated Facilities Agreement dated [●] 2025 (the “Syndicated Facilities Agreement”) 1. We refer to paragraph (c) of Clause 27.2 (Disenfranchisement of members of the Group) of the Syndicated Facilities Agreement. Terms defined in the Syndicated Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice. 2. A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [●] has [terminated]/[ceased to be with a member of the Group].* 3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below. Commitment Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency) Commitment [insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies] [Lender] _____________________________________ By: [●] * Delete as applicable 169 EMEA 154791766 Schedule 14 Disclosed Potential Environmental Claim Potential environmental claims: No environmental claims currently existing. 170 EMEA 154791766 Schedule 15 Permitted Transferees 1. Local banks Absa Bank Limited FirstRand Limited The Standard Bank of South Africa Limited Nedbank Limited Investec Bank Limited Any fund managed and/or controlled by any of the aforesaid financial institutions. 2. Foreign banks ABN Amro Bank N.V. Deutsche Bank Group AG Standard Chartered Bank Barclays Bank PLC UBS Citibank SMBC (Sumitomo Mitsui Banking Corporation) Fortis Royal Bank of Scotland HSBC Bank plc Bank of China Limited, Johannesburg Branch Bank of Taiwan China Construction Bank China Development Bank Industrial & Commercial Bank of China (ICBC) Credit Agricole Bank of Taiwan BNP Paribas West LB Allied Irish Societe Generale 171 EMEA 154791766 Goldman Sachs JPMorgan Chase Bank, N.A., London Branch Credit Suisse Macquarie Bank Limited Westpac Banking Corporation National Australia Bank Australia and New Zealand Banking Group Limited State Bank of India Bank of America Merill Lynch Natixis The Bank of Tokyo-Mitsubishi Limited\ First Bank of Nigeria Ecobank Zenith Bank Bank of South Pacific Limited ICIC Bank Caterpillar Financial Services Corporation Bank of China Bank of Communications A.B. Asset Finance Company S.A. Any fund managed and/or controlled by any of the aforesaid financial institutions. 3. DFIs African Development Bank DEG - Deutsche Investitions- und Entwicklungsgesellschaft mbH Emerging Africa Infrastructure Fund European Investment Bank (EIB) NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (“FMO”) International Finance Corporation (IFC) Kreditanstalt fuer Wiederaufbau (KfW) Kreditanstalt fuer Wiederaufbau - IPEX OPEC Fund for International Development (OFID) Development Bank of Southern Africa (DBSA)

Industrial Development Corporation (IDC)

Proparco

African Finance Corporation (AFC)

PTA Bank

Any fund managed and/or controlled by any of the aforesaid financial institutions.

4. Other financial institutions

Old Mutual Specialised Finance (Proprietary) Limited

Old Mutual Life Assurance Company (South Africa) Limited

Old Mutual Alternative Investments

Sanlam Capital Markets Limited

Sanlam Life Insurance Limited

Futuregrowth Asset Management (Pty) Ltd

Liberty Group Limited

MMI Holdings Limited

Momentum Metropolitan Holdings Limited

Momentum Metropolitan Life Limited

Mergence Investment Managers (Pty) Ltd

Metropolitan Insurance Company Limited

Metropolitan Life Limited

Taquanta Asset Management

Coronation Fund Managers Limited

Mezzanine Partners 1 GP (Proprietary) Limited

Titan Share Dealers (Proprietary) Limited

Venfin Share Dealers (Proprietary) Limited

Ninety One SA Proprietary Limited

Public Investment Corporation

Absa Asset Managers

Stanlib

Vantage Capital Group (Proprietary) Limited

Prudential Portfolio Managers South Africa (Proprietary) Limited

Fairtree Asset Management

Saffron Asset Management

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Cadiz Asset Management

Tantulum Asset Management

Momentum Asset Managers

Hollard Group

Peregrine Holdings

Aluwani Capital Partners

Any fund managed and/or controlled by any of the aforesaid financial institutions. Any affiliates, subsidiaries or holding companies of and of the banks or financial institutions listed in this Schedule and any trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

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Schedule 16

Companies to be Wound Up/Reorganised

1. To be de-registered/wound up (South Africa):

1.1 Harmony Gold Management Services Proprietary Limited

1.2 Coreland Property Management Company Proprietary Limited

1.3 Potchefstroom Gold Areas Limited

1.4 Virginia Salvage Proprietary Limited

1.5 Harmony Engineering Proprietary Limited

1.6 Musuku Benefication Systems Proprietary Limited

1.7 Remaining Extent of Portion 15 Wildebeesfotein Proprietary Limited

1.8 Harmony Precision Casting Proprietary Limited

2. To be de-registered/wound up (Australia and/or PNG):

2.1 MAC AU 1 Pty Ltd ACN 665 573 875;

2.2 MAC AU 2 Pty Ltd ACN 665 574 167;

2.3 MAC AU 3 Pty Ltd ACN 665 574 210;

2.4 MAC AU 4 Pty Ltd ACN 665 574 327;

2.5 New Hampton Goldfields Limited ACN 53 009 193 999

2.6 Harmony Gold Securities Pty Limited ACN 099 119 909

2.7 Harmony Gold W.A. Pty Limited ACN 099 119 918

2.8 Harmony Gold Operations Limited ACN 005 482 842

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Schedule 17

Existing Security

Part 1
Existing Security

Name of Group Member	Security	Total Principal Amount of Indebtedness Secured at Signature Date
Harmony Gold Mining Co Ltd	Agreement for Sale of Interest in Royalty Deed dated 10 November 2008 between the Borrower, Abelle Limited, Wafi Mining Limited and Rio Tinto Limited (ABE0063003)(WAF0002013)	Contingent Liability (Deferred Cash Consideration of US$10,000,000 payable on occurrence of decision to mine/commencement of infrastructure construction)
Wafi Mining Ltd	Deed of Extinguishment of Royalty - Wafi Golpu Project dd 16 February 2009 between Wafi Mining Limited and the Borrower (WAF0002015)	Contingent Liability (Payment by Wafi Mining Limited to the Borrower of US$10,000,000 within 21 days after payment by the Borrower of Deferred Cash Consideration to Rio Tinto)

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Part 2
Existing Security

Name of Group Member	Security
	Annual Letters of Comfort by the Borrower in favour of each member of the Group registered in Australia and Papua New Guinea
Harmony Gold (PNG Services) Pty Ltd	Lease security for leased premises at Level 2, 189 Coronation Drive, Milton, Queensland between Harmony Gold (PNG Services) Pty Limited and AVJF Holdings Pty Limited per Banker's Undertaking dated 22 February 2022 given by Westpac Banking Corporation to AVJF Holdings Pty Limited (Maximum liability: AU$ 342,081,46)
Wafi Mining Ltd	All Securities arising under or pursuant to the Wafi-Golpu Joint Venture Agreement, including without limitation: Deed of Cross Charge executed pursuant to Clause 11.1 thereof) (see below); and Trust in Sale provisions under Clause 18.3 thereof. Deed of Cross Charge dated 22 May 2008 between Wafi Mining Limited and Newcrest PNG 2 Limited (WAF0042001)
Morobe Exploration Ltd	All Securities arising under or pursuant to the Exploration Portfolio Joint Venture Agreement, including without limitation: Deed of Cross Charge executed pursuant to Clause 11.1 thereof) (see below); and Trust in Sale provisions under Clause 18.3 thereof. Deed of Cross Charge dated 22 May 2008 between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited and Newcrest PNG 3 Limited (M0R0101002)(WAF0038002)(MEL0005002)

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Schedule 18

Inter-Company Loans

Part 1
ZAR Intercompany Loans

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30 June 2024 (all amounts contemplated in this table are in ZAR)
2012/041001/07	Tswelopele Beneficiation Operation Proprietary Limited	(287,669,857)
1999/014701/07	Harmony Engineering Proprietary Limited	(3,693,212)
1999/014701/07	Unisel Gold Mines Limited	(89,211,297)
1990/007025/06	Avgold Limited	4,163,120,107
1889/000251/06	Randfontein Estates Limited	(179,728,396)
1889/000251/06	Harmony Moab Khotsong Operations Proprietary Limited	(1,840,500,692)
1988/001853/06	Lydenburg Exploration Limited	(106,053,988)
1903/001978/06	West Rand Consolidated Mines Limited	(43,694,772)
1903/001978/06	Harmony Gold Exploration Proprietary Limited	(21,841,656)
1982/002818/06	Kalahari Goldridge Mining Company Limited	(692,896,765)
2019/547039/07	Golden Core Trade and Invest Proprietary Limited	(3,607,570,938)
2005/033680/07	First Uranium Proprietary Limited	89,656,591
2000/001443/07	Mine Waste Solutions Proprietary Limited	29,075,512
1964/002378/07	Chemwes Proprietary Limited	403,957,582
2001/029602/07	Freegold (Harmony) Proprietary Limited	(5,117,560,663)
IT248/2013	Harmony Gold Community Trust	(7,805,833)
2019/392805/07	Bokamoso Claims Management Systems Proprietary Limited	11,000,000
2014/121930/06	Harmony Copper Limited	6,539,688
		(7,294,878,588)

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Part 2
Australian Dollar (AUD) Intercompany Loans

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30 June 2024 (all amounts contemplated in this table are in AUD)
1-12047	Morobe Consolidated Goldfields Limited	416,712,568
1-11452	Wafi Mining Limited	557,211,992

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Part 3
Target Group Intercompany Loans

1. MAC AU / Target Intercompany Loans

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30 June 2024 (all amounts contemplated in this table are in USD)
657 799 758	Metals Acquisition Corp. Australia Pty Ltd	301,000,000
657 799 758	Metals Acquisition Corp. Australia Pty Ltd	164,000,000
657 799 758	Metals Acquisition Corp. Australia Pty Ltd	121,000,000

2. MAC AU / CMPL Intercompany Loans

Company registration number	Company Name	Net loans to/(from subsidiaries) as at 30 June 2024 (all amounts contemplated in this table are in USD)
657 799 758	Metals Acquisition Corp. Australia Pty Ltd	121,000,000

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180 EMEA 154791766 Schedule 19 Reference Rate Terms CURRENCY: Dollars. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: the amount (if any) by which: (a) the interest (excluding the applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the relevant Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank lending market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. Business Day Conventions (definition of “Month” and Clause 11.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if 181 EMEA 154791766 there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of: (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: The mean of the spread of the RFR to the Central Bank Rate (expressed as a percentage rate per annum) over the previous five days on which a RFR has been published, excluding the highest spread (or if there is more than one highest spread, only one of those highest spreads) and lowest spread (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate, rounded to five decimal places. 182 EMEA 154791766 Daily Rate: The “Daily Rate” for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; (b) if the RFR for that RFR Banking Day is not available, the Historic RFR for that RFR Banking Day; or (c) if paragraph (b) above applies but the Historic RFR for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (d) if paragraph (c) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero. Lookback Period: Five RFR Banking Days. Market Disruption Rate: The percentage rate per annum equal to the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan. Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the 183 EMEA 154791766 administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Banking Day: Any day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. RFR Contingency Period: 1 Month Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 12.2 (Market disruption) Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 12.3 (Cost of funds) Close of business on the date falling 5 (five) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling 5 (five) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan)

Schedule 20

Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"$UCCDR_i$" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"$UCCDR_{i-1}$" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"n_i" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tn_i" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

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the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{tn_i}$$

where:

"d_0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"$DailyRate_{i-LP}$" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

"n_i" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tn_i" has the meaning given to that term above.

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Schedule 21

Cumulative Compounded RFR Rate

The "Cumulative Compounded RFR Rate" for any Interest Period for a Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "Annualised Cumulative Compounded Daily Rate" in Schedule 20 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP}\times n_i}{dcc}\right)-1\right]\times\frac{dcc}{d}$$

where:

"d_0" means the number of RFR Banking Days during the Interest Period;

"i" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"$DailyRate_{i-LP}$" means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i"";

"n_i" means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"d" means the number of calendar days during that Interest Period.

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Signatures

The Parent
Harmony Gold Mining Company Limited

Signed by:Boipelo Pride Lekubo
Signed at:2025-06-20 16:13:52 +02:00
Reason:Witnessing Boipelo Pride Lekubo

By:

Name: Boipelo Lekubo

Title: Financial Director

By:

Name: Beyers Nel

Title: Chief Executive Officer

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

[Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 The Borrowers Harmony Gold Mining Company Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Boipelo Lekubo Financial Director Beyers Nel Chief Executive Officer [Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 The Original Guarantors Harmony Gold Mining Company Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Boipelo Lekubo Financial Director Beyers Nel Chief Executive Officer

Golden Core Trade and Invest Proprietary Limited

Signed by:Mashego Mashego
Signed at:2025-06-20 21:20:37 +02:00
Reason:Witnessing Mashego Mashego

Mashego Mashego

By:

Name: Harry Mashego

Title: Director

By:

Name: Neil Terblanche

Title: Director

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

African Rainbow Minerals Gold Limited

Signed by:Boipelo Pride Lekubo
Signed at:2025-06-20 16:12:39 +02:00
Reason:Witnessing Boipelo Pride Lekubo

Boipelo Pride Lekubo

By:

Name: Boipelo Lekubo

Title: Director

By:

Name: Beyers Nel

Title: Director

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

Freegold (Harmony) Proprietary Limited (formerly known as ARMgold/Harmony Freegold Joint Venture Company Proprietary Limited

Signed by:Boipelo Pride Lekubo
Signed at:2025-06-20 16:13:53 +02:00
Reason:Witnessing Boipelo Pride Lekubo

Boipelo Pride Lekubo

By:

Name: Boipelo Lekubo

Title: Director

By:

Name: Beyers Nel

Title: Director

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

Randfontein Estates Limited

Signed by:Boipelo Pride Lekubo
Signed at:2025-06-20 16:13:53 +02:00
Reason:Witnessing Boipelo Pride Lekubo

By:

Name: Boipelo Lekubo

Title: Director

By:

Name: Beyers Nel

Title: Director

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]
EMEA 154791766

[Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 Avgold Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Boipelo Lekubo Beyers Nel Director Director [Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 Harmony Copper Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Boipelo Lekubo Beyers Nel Director Director [Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 Harmony Moab Khotsong Operations Proprietary Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Herman Perry Harry Mashego Director Director [Project Macchiato – Syndicated Facilities Agreement - Signature Page] EMEA 154791766 Limited _____________________________________ By: Name: Title: _____________________________________ By: Name: Title: Boipelo Lekubo Harry Mashego Director Director

The Global Co-ordinators

Citibank, N.A., London Branch

By: ______________________________

Adrian Bain
Director

Address: Citigroup Centre, 33 Canada Square, London E14 5LB, United Kingdom
Email: notices.londonloans@citi.com; londonloans@citi.com
Attention: Debt Financing Loans Capital Markets

[*Project Macchiato – Syndicated Facilities Agreement - Signature Page*]

EMEA 154791766

J.P. Morgan Securities Plc

By: Martynas Saltenis
Vice President

Address: 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom
Email: CEEMEA_Loans@jpmorgan.com / cr_emea_ssa@jpmorgan.com
Attention: CEEMEA Loans / CR EMEA SSA

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

The IMLABs

Citibank, N.A., London Branch

By:

Adrian Bain
Director

Address: Citigroup Centre, 33 Canada Square, London E14 5LB, United Kingdom
Email: notices.londonloans@citi.com; londonloans@citi.com
Attention: Debt Financing Loans Capital Markets

[*Project Macchiato – Syndicated Facilities Agreement - Signature Page*]
EMEA 134791766

J.P. Morgan Securities Plc

By: Martynas Saltenis
Vice President

Address: 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom
Email: CEEMEA_Loans@jpmorgan.com / cr_emea_ssa@jpmorgan.com
Attention: CEEMEA Loans / CR EMEA SSA

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

Docusign Envelope ID: 7FC45F02-83E4-4CBD-97E5-1B236E0A0DC4

The IMLA

Macquarie Bank Limited ACN 008 583 542 by its attorneys in Australia under power of attorney #3507 dated 15 January 2025:	)	
DocuSigned by: Lynette Ladhams 3C37786C5E8047F...	)	Signed by: Ben Mossemenear 34FBF6F068FD4A4...
Signature of attorney	)	Signature of attorney
Lynette Ladhams Division Director, CGM Legal	)	Ben Mossemenear Executive Director
Name of attorney (block letters)		Name of attorney (block letters)

Address: 1 Elizabeth Street, Sydney NSW 2000, Australia
Email: ficcmec-sydneymetalsfinancing@macquarie.com, tcgmecmiddleoffice@macquarie.com, cgmlegalcmffinance@macquarie.com, mectoronto@macquarie.com
Attention: Executive Director, Mining Finance Division

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]

EMEA 154791766

The MLAs

Absa Bank Limited (acting through its Corporate and Investment Banking division)

By: Chetan Jeeva

Authorised

Capacity: Authorised Signatory

Wayne Frank
Wayne Frank (Jun 25, 2025 11:30 GMT+2)

By: Wayne Frank

Authorised

Capacity: Authorised Signatory

Address: 15 Alice Ln, Sandhurst, Sandton, 2196, South Africa
Email: Tawanda.Madondo@absa.africa; wayne.frank@absa.africa; Chetan.Jeeva@absa.africa; LoansServicingMO@absa.africa
Attention: Tawanda Madondo, Wayne Frank, Chetan Jeeva, Loan Servicing MO

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

Docusign Envelope ID: 3DF7D01B-7A41-41F2-974C-A084D64DCE8F

FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Signed by: Julian Grieve F700FA5581394A4...	Signed by: Shandu Nefolovhodwe 35F1ED20D4A04AA...
By: Julian Grieve	By: Shandu Nefolovhodwe
Capacity: Authorised Signatory	Capacity: Authorised Signatory

Address: 1 Merchant Place, Corner Fredman Drive and Rivonia Road, Sandton, 2196, South Africa
Email: Shandu.Nefolovhodwe@rmb.co.za, Derick.Deale@rmb.co.za, Tshifhiwa.Shonisani@rmb.co.za, DLRMBIBDSupportDTSandRSS@rmb.co.za
Attention: Shandu Nefolovhodwe, Derick Deale, Tshifhiwa Shonisani, Transaction Managers

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division

By: G.L. WEBBER

By: Karabo Moeletsi

Address: Block F, 3rd floor, 135 Rivonia Road, Sandown, Sandton, 2196, Republic of South Africa
Email: MiningFinance1@Nedbank.co.za, GregW@Nedbank.co.za karabomoe@nedbank.co.za
Attention: Aspacia Lethepa (Senior Manager: Lending Middle Office), Greg Webber (Co-head: Mining and Resources) and Karabo Moeletsi (Principal: Mining and Resources)

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

The Agent
J.P. Morgan SE

S Sambell

By:

Suzanne Sambell

Address:	25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom
Telephone:	Switchboard (+1) 212 270 6000
Fax:	+44 (0)20 7777 2360
E-mail:	emea.london.agency@jpmorgan.com
Attention:	Loans Agency Group

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]
EMEA 154791766

The Original Lenders

Citibank, N.A., Jersey Branch

By: Peter Lemoucheux
Senior Vice President

Address: Citibank N.A., Jersey Branch, PO Box 728, 38 Esplanade, St Helier Jersey, JE4 8ZT
Email: westerneuropeloans@citi.com, notices.webranchesloans@citi.com
Attention: Loans Processing Unit

[*Project Macchiato – Syndicated Facilities Agreement - Signature Page*]

EMEA 154791786

JPMorgan Chase Bank, N.A., London Branch

By:
Daniel Brown
Executive Director

Address: 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom
Email: cr_emea_ssa@jpmorgan.com
Attention: CR EMEA SSA

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]
EMEA 154791766

Absa Bank Limited (acting through its Corporate and Investment Banking division)

	Wayne Frank Wayne Frank (Jun 25, 2025 11:30 GMT+2)
By: Chetan Jeeva Autorised	By: Wayne Frank Authorised
Capacity: Authorised Signatory	Capacity: Authorised Signatory

Address: 15 Alice Ln, Sandhurst, Sandton, 2196, South Africa
Email: Tawanda.Madondo@absa.africa; wayne.frank@absa.africa; Chetan.Jeeva@absa.africa; LoansServicingMO@absa.africa
Attention: Tawanda Madondo, Wayne Frank, Chetan Jeeva, Loan Servicing MO

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

Docusign Envelope ID: 3DF7D01B-7A41-41F2-974C-A084D64DCE8F

FirstRand Bank Limited (acting through its Rand Merchant Bank division)

Signed by: Julian Grieve F700FA558139 4A4...	Signed by: Shandu Nefolovhodwe 35F1ED20D4A04AA...
By: Julian Grieve	By: Shandu Nefolovhodwe
Capacity: Authorised Signatory	Capacity: Authorised Signatory

Address: 1 Merchant Place, Corner Fredman Drive and Rivonia Road, Sandton, 2196, South Africa
Email: Shandu.Nefolovhodwe@rmb.co.za, Derick.Deale@rmb.co.za, Tshifhiwa.Shonisani@rmb.co.za, DLRMBIBDSupportDTSandRSS@rmb.co.za
Attention: Shandu Nefolovhodwe, Derick Deale, Tshifhiwa Shonisani, Transaction Managers

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

Nedbank Limited, acting through its Nedbank Corporate and Investment Banking division

By: G.L. WEBBER	By: Karabo Moeletsi

Address: Block F, 3rd floor, 135 Rivonia Road, Sandown, Sandton, 2196, Republic of South Africa
Email: MiningFinance1@Nedbank.co.za, GregW@Nedbank.co.za karabomoe@nedbank.co.za
Attention: Aspacia Lethepa (Senior Manager: Lending Middle Office), Greg Webber (Co-head: Mining and Resources) and Karabo Moeletsi (Principal: Mining and Resources)

[Project Macchiato – Syndicated Facilities Agreement- Signature Page]

Docusign Envelope ID: 7FC45F02-83E4-4CBD-97E5-1B236E0A0DC4

Macquarie Bank Limited ACN 008 583 542 by its attorneys in Australia under power of attorney #3507 dated 15 January 2025:

DocuSigned by: Lynette Ladhams 3C37786C5E8047F...	Signed by: Ben Mossemenear 34FBF6F068FD4A4...
Signature of attorney	Signature of attorney
Lynette Ladhams	Ben Mossemenear
Division Director, CGM Legal	Executive Director
Name of attorney (block letters)	Name of attorney (block letters)

Address: 1 Elizabeth Street, Sydney NSW 2000, Australia
Email: ficcmec-sydneymetalsfinancing@macquarie.com, tcgmecmiddleoffice@macquarie.com, cgmlegalcmffinance@macquarie.com, mectoronto@macquarie.com
Attention: Executive Director, Mining Finance Division

EMEA 154781786

[Project Macchiato – Syndicated Facilities Agreement - Signature Page]